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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Hawaiian Electric Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HAWAIIAN ELECTRIC INDUSTRIES, INC. • PO BOX 730 • HONOLULU, HI 96808-0730

Robert F. Clarke
 Chairman, President and
Chief Executive Officer

April 5, 2006

Dear Fellow Shareholder:

        On behalf of the Board of Directors, it is once again my pleasure to invite you to attend the Annual Meeting of Shareholders of Hawaiian Electric Industries, Inc. (HEI). The meeting will be held on the Company's premises in Room 805 on the eighth floor of the American Savings Bank Tower in Honolulu, Hawaii on May 2, 2006, at 9:30 a.m. A map showing the location of the meeting site appears on page 39 of the Proxy Statement.

        The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items of business to be conducted during the meeting. In addition, we will review significant events of 2005 and their impact on you and your Company. Corporate officers will be available before and after the meeting to talk with you and answer any questions you may have.

        As a shareholder of HEI, it is important that your views be represented. Please help us obtain the quorum needed to conduct business at the meeting by promptly voting your shares.

        After holding various positions with HEI for 19 years, I will be retiring in May. The Board has elected Constance Lau to succeed me as President and CEO and has named Jeffrey Watanabe as nonexecutive Chairman of the Board. I join Connie, Jeff, and the management team of HEI in expressing our appreciation for your confidence and support. I look forward to seeing you at the Annual Meeting in Honolulu.

                      Sincerely,

Recycled

Hawaiian Electric Industries 900 Richards Street Honolulu, Hawaii 96813

NOTICE OF ANNUAL MEETING

Date and time	Tuesday, May 2, 2006, at 9:30 a.m.
Place	American Savings Bank Tower, 1001 Bishop Street, 8th floor, Room 805, Honolulu, Hawaii 96813.
Items of Business	1. Elect four Class I directors.
2. Elect KPMG LLP as the Company's independent registered public accounting firm.
3. Approve amending Article Fourth of the Restated Articles of Incorporation to increase the number of authorized common shares to 200,000,000.
4. Approve the 1990 Nonemployee Director Stock Plan, as amended and restated.
5. Approve amending Article Sixth of the Restated Articles of Incorporation to modify provisions related to the independent registered public accounting firm.
6. Transact any other business properly brought before the meeting.
Record Date	February 23, 2006
Annual Report	The 2005 Annual Report to Shareholders (Appendix A) and Summary Report to Shareholders, which are not a part of the proxy solicitation materials, have been mailed along with this Notice and accompanying Proxy Statement.
Proxy Voting	Shareholders of record may appoint proxies and vote their shares in one of three ways:
• Via Internet pursuant to the instructions on the proxy card;
• Calling the toll-free number on the proxy card; or
• Signing, dating, and mailing the proxy card in the prepaid envelope provided.
Shareholders whose shares are held by a bank, broker, or other financial intermediary (street name) should follow the voting instruction card included by the intermediary.
Any proxy may be revoked in the manner described in the accompanying Proxy Statement.
Attendance at Meeting	If your shares are registered in street name, please bring a letter from your bank or broker or provide other evidence of your beneficial ownership if you plan to attend the Annual Meeting.
By Order of the Board of Directors
April 5, 2006	Patricia U. Wong Vice President-Administration and Secretary

TABLE OF CONTENTS

Page
About the Meeting	1
Who can attend the meeting?	1
What are shareholders being asked to vote on?	1
Voting Procedures	1
Who is eligible to vote?	1
How many shares are outstanding and entitled to vote?	2
What constitutes a quorum?	2
How do shareholders vote?	2
How do shareholders vote if their shares are held in street name?	2
How do shareholders vote if their shares are held in the Dividend Reinvestment and Stock Purchase Plan (DRIP) and/or the 401(k) Hawaiian Electric Industries Retirement Savings Plan (HEIRS)?	3
Can shareholders change their vote?	3
How many votes are required?	3
Who will count the votes and are the votes confidential?	3
Proposals You May Vote On	4
Election of Class I Directors	4
Election of Independent Registered Public Accounting Firm	4
Amend the Restated Articles of Incorporation to Increase Authorized Shares of Common Stock	5
Amend the 1990 Nonemployee Director Stock Plan	5
Amend the Restated Articles of Incorporation to Modify Provisions Related to the Independent Registered Public Accounting Firm	7
Nominees for Class I Directors	9
Continuing Class II Directors	10
Continuing Class III Directors	11
Corporate Governance	12
What are the Company's governance policies and guidelines?	12
How does the Board select nominees for the Board?	12
How can shareholders communicate with the directors?	12
How does the Board evaluate itself?	13
Who are the independent directors of the Board?	13
What other Board practices does the Company have?	14
Board of Directors	15
How often did the Board of Directors meet in 2005?	15
Did all directors attend last year's Annual Meeting?	15
How are directors compensated?	15
Do nonemployee directors receive a retirement benefit?	16

Committees of the Board	17
What committees has the Board established and how often did they meet?	17
What are the primary functions of each of the four committees?	17
Stock Ownership Information	19
How much stock do the Company's directors and executive officers own?	19
Does the Company have stock ownership guidelines for directors and officers?	19
Does anyone own more than 5% of the Company's stock?	20
Were Section 16(a) beneficial ownership reporting forms filed with the SEC?	20
Executive Compensation	20
Summary Compensation Table	20
Stock Appreciation Rights Grants in Last Fiscal Year	21
Aggregated SAR/Option Exercises and Fiscal Year-End SAR/Option Values	22
Long-Term Incentive Plan (LTIP) Awards	23
Equity Compensation Plan Information	25
Pension Plans	26
Change-in-Control Agreements	28
Compensation Committee Report on Executive Compensation	28
Shareholder Performance Graph	34
Audit Committee Report	35
Indebtedness of Management	37
Did the Company or any subsidiary provide loans to directors or executive officers?	37
Transactions with Directors and Executive Officers	37
Did the Company enter into any transactions with directors or executive officers?	37
Other Information	38
How is the solicitation to be made and what is its cost?	38
What is the deadline for submitting a proposal for next year's Annual Meeting?	38
How can business matters be brought before the Annual Meeting and how will they be voted?	38
How can shareholders make recommendations for director nominees?	38
Map	39
Appendix A — Annual Report to Shareholders	A-1
Appendix B — Amendment to Article Fourth of the Restated Articles of Incorporation	B-1
Appendix C — 1990 Nonemployee Director Stock Plan, as amended and restated	C-1
Appendix D — Amendment to Article Sixth, Section (b) of the Restated Articles of Incorporation	D-1
Appendix E — Audit Committee Charter	E-1

Proxy Statement

        Hawaiian Electric Industries, Inc. is soliciting proxies for the Annual Meeting of Shareholders scheduled for May 2, 2006. The mailing address of the principal executive offices of the Company is P.O. Box 730, Honolulu, Hawaii 96808-0730.

        The approximate mailing date for this Proxy Statement, form of proxy, and annual and summary reports to shareholders for the fiscal year ended December 31, 2005, is April 5, 2006. The annual report and summary report are not considered proxy soliciting materials.

About the Meeting

Who can attend the meeting?

        Attendance will be limited to:

  •
  shareholders of record;

  •
  beneficial owners of HEI Common Stock ("Common Stock") having evidence of ownership and entitled to vote at the meeting;

  •
  authorized representatives of absent shareholders; and

  •
  invited guests of management.

        If you own shares of Common Stock in the name of a bank, brokerage firm or other holder of record, you must show proof of ownership. This may be in the form of a letter from the holder of record or a recent statement from the bank or broker showing ownership of Common Stock.

        Any person claiming to be an authorized representative of a shareholder must produce written evidence of the authorization.

What are shareholders being asked to vote on?

  •
  Election of four Class I directors for a three-year term expiring at the 2009 Annual Meeting of Shareholders.

  •
  Election of KPMG LLP as the Company's independent registered public accounting firm.

  •
  Approval to amend Article Fourth of the Restated Articles of Incorporation to increase the number of authorized common shares to 200,000,000.

  •
  Approval of the 1990 Nonemployee Director Stock Plan, as amended and restated.

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  Approval to amend Section (b) of Article Sixth of the Restated Articles of Incorporation to modify provisions related to the independent registered public accounting firm.

Voting Procedures

Who is eligible to vote?

        Only shareholders of record at the close of business on February 23, 2006 (the record date) are entitled to vote.

How many shares are outstanding and entitled to vote?

        On February 23, 2006, 81,051,976 shares of Common Stock were outstanding. Each shareholder is entitled to one vote for each share held. Under the By-Laws of the Company, shareholders do not have cumulative voting rights in the election of directors.

What constitutes a quorum?

        A quorum is needed to conduct business at the Annual Meeting. A majority of the shares entitled to vote at the meeting constitutes a quorum. Abstentions and broker nonvotes will be counted in the number of shares present, in person or by proxy, for purposes of determining a quorum. A broker nonvote occurs when a broker does not have discretionary voting power to vote on a specific matter (such as nonroutine proposals) and has not received voting instructions from the beneficial owner.

How do shareholders vote?

        Whether or not you plan to attend the Annual Meeting, please take the time to vote. You may vote by mail, telephone, or on-line via the Internet. The telephone and Internet procedures are designed to authenticate and confirm that your voting instructions are followed. You do not need to return your proxy if you vote by telephone or via the Internet.

  •
  BY MAIL:  Please mark your vote and sign, date, and promptly return the proxy in the enclosed postage-paid envelope. If you return the signed proxy but do not mark the boxes showing how you wish to vote, your votes will be cast following the recommendations of management on all proposals.

  •
  BY TELEPHONE:  Please call the toll-free telephone number on the proxy (1-888-693-8683). Once connected, you will be prompted to record and confirm your vote. Telephone voting is available 24 hours a day, through Monday, May 1, 2006, 11:59 p.m. (EDT).

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  BY INTERNET:  You may vote on-line by using the following Internet address: http://www.cesvote.com. Specific instructions will be available allowing you to record and confirm your vote. Internet voting is available 24 hours a day, through Monday, May 1, 2006, 11:59 p.m. (EDT).

  •
  IN PERSON:  You may vote your shares by attending the Annual Meeting and voting in person. If you wish to give your proxy to someone other than the individuals listed on the enclosed proxy, cross out all three names and insert the name of another person to vote your shares at the meeting.

How do shareholders vote if their shares are held in street name?

        If your shares are held in "street name" (that is, through a broker, trustee or other holder of record), you will receive a proxy card from your broker seeking instruction as to how your shares should be voted. If no instructions are given, your broker or nominee may vote your shares at its discretion on your behalf on routine matters (such as the election of directors and the independent registered public accounting firm) under New York Stock Exchange rules.

        You may not vote shares held in "street name" at the Annual Meeting unless you obtain a legal proxy from your broker or holder of record.

How do shareholders vote if their shares are held in the Dividend Reinvestment and Stock Purchase Plan (DRIP) and/or the 401(k) Hawaiian Electric Industries Retirement Savings Plan (HEIRS)?

        If you own shares held in DRIP and HEIRS (including shares previously received under the Tax Reduction Act Stock Ownership Plan (TRASOP)), the respective plan trustees will vote the shares of stock held in these Plans according to your directions. For both DRIP and HEIRS, the respective trustees will vote all the shares of Common Stock for which they receive no voting instructions in the same proportion as they vote shares for which they receive instruction.

Can shareholders change their vote?

        If you execute and return a proxy, you may revoke it at any time before the Annual Meeting in one of three ways:

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  submit a properly signed proxy with a later date or vote again at a later time by telephone or Internet;

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  notify the Secretary of the Company in writing; or

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  vote in person at the Annual Meeting (if your shares are registered directly on the Company's books or, if your shares are held in "street name", you have a legal proxy from your broker or holder of record).

How many votes are required?

        If a quorum is present at the Annual Meeting, then:

  •
  directors shall be elected by a plurality of the votes cast in the election;

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  the Company's independent registered public accounting firm shall be elected if more votes are cast in favor of election than against election;

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  Articles Fourth and Sixth of the Articles of Incorporation shall be amended if no less than two-thirds of the shares entitled to vote are cast in favor of the amendment; and

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  the 1990 Nonemployee Director Stock Plan, as amended and restated shall be approved if a majority of the votes cast are in favor of the amendments and the total vote cast on the proposal represents more than 50% of all shares entitled to vote.

        Abstentions and broker nonvotes will count in establishing a quorum, but will not otherwise affect the outcome of the election of directors or the Company's independent registered public accounting firm. Abstentions and broker nonvotes, if any, will have the same effect as voting against the amendments to the Articles of Incorporation. Abstentions and broker nonvotes will not affect the outcome of the proposal to approve the 1990 Nonemployee Director Stock Plan, as amended and restated unless they cause the total votes cast to be less than 50% of the shares entitled to vote.

Who will count the votes and are the votes confidential?

        Corporate Election Services will act as tabulator for broker and bank proxies as well as the proxies of the other shareholders of record. Your identity and vote will not be disclosed to persons other than those acting as tabulators except as follows:

  •
  as required by law;

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  to verify the validity of proxies and the results of the voting in the case of a contested proxy solicitation; or

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  when you write a comment on the proxy form.

Proposals You May Vote On

1.     Election of Class I Directors

        The Board of Directors currently consists of 12 directors divided into three classes with staggered terms so that one class of directors must be elected at each Annual Meeting.

        This year, the four Class I nominees being proposed for election at this Annual Meeting are:

  •
  Shirley J. Daniel

  •
  Constance H. Lau

  •
  A. Maurice Myers

  •
  James K. Scott

        Robert F. Clarke, a Class I director, has announced his retirement from the Company and his service as a director will end at the 2006 Annual Meeting of Shareholders. Constance H. Lau is being proposed for election to the Board of Directors as a Class I director, replacing Mr. Clarke. She will succeed Mr. Clarke, as President and Chief Executive Officer of the Company at the Annual Meeting of Shareholders on May 2, 2006. Ms. Lau was previously a director of HEI from June 2001 to December 2004.

        Each nominee, except Ms. Lau, is currently a member of the Board of Directors and has consented to serve for the new term expiring at the 2009 Annual Meeting. If a nominee is unable to stand for election, the proxy holders listed in the proxy may vote in their discretion for a suitable substitute.

        YOUR BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR CLASS I DIRECTORS.

        Detailed information on each nominee and Class II and III directors is provided on pages 9 to 11.

2.     Election of Independent Registered Public Accounting Firm

        KPMG LLP, an independent registered public accounting firm, has been the auditor of the Company since 1981. The Audit Committee selected KPMG LLP as its independent registered public accounting firm for 2006. The Board of Directors, upon the recommendation of its Audit Committee, recommends the election of KPMG LLP as the independent registered public accounting firm of the Company for fiscal year 2006 and thereafter until its successor is elected. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

        YOUR BOARD RECOMMENDS THAT YOU VOTE FOR KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

3.     Amend the Restated Articles of Incorporation to Increase Authorized Shares of Common Stock

        On January 31, 2006, the Company's Board of Directors recommended, pursuant to Section 414-283 of the Hawaii Business Corporation Act, that the shareholders approve at the Annual Meeting an amendment to Article Fourth of the Company's Restated Articles of Incorporation to increase the authorized number of shares of the Company's Common Stock, without par value, from 100,000,000 shares to 200,000,000 shares. If the proposed amendment is adopted, the total number of shares of all classes of stock which the Company is authorized to issue would be 210,000,000. The text of the proposed amendment is set forth in Appendix B to this Proxy Statement.

Reasons for Approval of the Proposed Increase in Authorized Common Shares

        On June 10, 2004, the Company effected a two-for-one stock split, which increased the number of issued shares to 80,373,804. As of December 31, 2005, 80,983,326 shares of Common Stock were issued (of which 80,983,326 were outstanding and zero were held as treasury shares of the Company) leaving a balance of only 19,016,674 authorized but unissued shares of Common Stock available for issuance without further action by the shareholders. As of December 31, 2005, none of the Company's 10,000,000 shares of Preferred Stock, without par value, have been issued.

        Although the Company's management currently has no plan or intention to take any of the following actions, the Board of Directors believes that it is necessary, and in the best interests of the Company, to have additional shares of Common Stock available for future stock splits or stock dividends, financings, acquisitions and other general corporate purposes. The Board considers this amendment advisable to provide the Company's management with greater flexibility to pursue transactions in which an issuance of Common Stock might be appropriate or desirable without the expense and delay of calling and holding a special shareholders' meeting for such a purpose at a later date. Aside from the issuance of Common Stock pursuant to employee stock options and the nonemployee director stock plan, the Company has not entered into any agreements, commitments or plans with respect to the sale or issuance of additional shares of Common Stock.

        The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could be used by the Board to delay or make more difficult a change of control of the Company. The proposed amendment is not prompted by any specific effort or takeover threat and management of the Company is not currently aware of any efforts to obtain control of the Company.

        If the proposed amendment is approved by the shareholders, the Board may issue such additional shares without further action of, or authorization by, the shareholders, except as may be required by applicable law. The additional shares, when issued, will have the same rights and privileges as the shares of Common Stock currently outstanding. Shareholders have no preemptive rights to subscribe for or purchase any additional shares of Common Stock, except as may be agreed from time to time by the Board.

        YOUR BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000.

4.     Amend the 1990 Nonemployee Director Stock Plan

        The 1990 Nonemployee Director Stock Plan, as previously amended ("the Plan"), provides nonemployee directors with incentives to improve the Company's performance by increasing the level of stock owned by nonemployee directors to reinforce their role in enhancing shareholder value and to provide an additional means of attracting and retaining nonemployee directors.

        As further described below, 200,000 shares of Company Common Stock (as adjusted for the Company's 2004 stock split) had been reserved for issuance under the Plan (176,722 shares of which have been issued as of the date hereof). The Board of Directors has amended the Plan, subject to your approval of this proposal, to reserve an additional 100,000 shares of Common Stock for issuance.

        Attached as Appendix C to this proxy statement is a copy of the Plan as it would be amended and restated upon approval of the proposed amendment. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is incorporated herein by reference.

        YOUR BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1990 NONEMPLOYEE DIRECTOR STOCK PLAN.

Summary of Plan Terms

        The Plan was originally adopted by the Company in 1990. It was subsequently amended in certain respects and, in 2002, was amended to incorporate provisions formerly memorialized in the Company's 1999 Nonemployee Company Director Stock Grant (the "1999 Plan"), which was thereupon superseded. The Plan has been amended in certain respects since 2002.

        The plan is administered in the discretion of the Company's Nominating and Corporate Governance Committee or such other committee as may be appointed from time to time by the Company's Board of Directors (the "Committee"). The Plan provides benefits to nonemployee directors of the Company ("Nonemployee Company Directors") and nonemployee directors of Company subsidiaries ("Nonemployee Participating Company Directors") whose participation in the Plan has been approved by the Company's Board of Directors (a "Participating Company"). Currently, 11 HEI and 9 American Savings Bank, F.S.B. ("ASB") and Hawaiian Electric Company, Inc. ("HECO") directors participate in the Plan. ASB and HECO are subsidiaries of the Company.

        Under the terms of the Plan: (i) each Nonemployee Company Director who serves in that capacity immediately following the date of an Annual Meeting of Shareholders of the Company receives a grant of Common Stock (a "Stock Payment") equal to one thousand four hundred (1,400) shares of Common Stock (two thousand (2,000) shares in the case of the first Stock Payment to a Nonemployee Company Director); and (ii) each nonemployee director of Company subsidiaries who serves in that capacity immediately following the date of an Annual Meeting of Shareholders receives a Stock Payment equal to one thousand (1,000) shares of Common Stock. Each individual who, during any calendar year, becomes a Nonemployee Company Director or Nonemployee Participating Company Director for the first time, other than at the Annual Meeting of Shareholders (whether by election or appointment as a director of the Company or a Participating Company), receives a Stock Payment equal to two thousand (2,000) shares of Common Stock (in the case of the Company) or one thousand (1,000) shares of Common Stock (in the case of a Participating Company). The dollar value of such Stock Payments will vary with changes in the fair market value of Company Common Stock. Such Stock Payments are paid by the Company as soon as practicable following the date the director is first elected or appointed to the Board of Directors of the Company or the Board of Directors of a Participating Company, as the case may be.

        Once granted, the shares of Common Stock are not subject to forfeiture.

        Before its amendment as described in this proposal, the Plan provided that the maximum number of shares of Company Common Stock that may be issued under the Plan, when taken together with any shares ever granted under the 1999 Plan, is 200,000 (as adjusted for the Company's 2004 stock split). As noted above, the proposed amendment would increase that amount by 100,000 shares to 300,000 shares (subject to appropriate adjustments upon changes in capitalization, such as a stock split).

        The Board of Directors of the Company in its discretion may amend, suspend or terminate the Plan at any time. However, no such amendment will, without approval of the shareholders of the Company, change the class of persons eligible to receive Stock Payments under the Plan or otherwise modify the requirements as to eligibility for participation in the Plan, or increase the number of shares of Common Stock which may be issued under the Plan. Moreover, no amendment, suspension or termination of the Plan will, without the consent of any affected Nonemployee Company Director or Nonemployee Participating Company Director, alter, terminate, impair, or adversely affect any right or obligations under any Stock Payment previously granted under the Plan unless such amendment, suspension or termination is required by applicable law. Notwithstanding the foregoing, the Board of Directors of the Company may, without further action by the shareholders of the Company, amend the Plan or modify Stock Payments under the Plan in response to changes in securities or other laws, or rules, regulations or regulatory interpretations thereof, applicable to the Plan, or to comply with stock exchange rules or requirements.

        Unless terminated earlier by the Board of Directors of the Company, the Plan will expire on April 27, 2010.

5.     Amend the Restated Articles of Incorporation to modify provisions related to the independent registered public accounting firm.

        On March 6, 2006, the Audit Committee of the Company's Board of Directors, which is comprised of independent directors, recommended, and on March 7, 2006, pursuant to Section 414-283 of the Hawaii Business Corporation Act, the Company's Board of Directors recommended, that the shareholders approve at the Annual Meeting an amendment to Section (b) of Article Sixth of the Company's Restated Articles of Incorporation to provide for the authority of the Audit Committee over the appointment, removal, compensation and oversight of the Company's independent registered public accounting firm; to provide for shareholder ratification, rather than election, of the appointment of the independent registered public accounting firm; to eliminate certain historical language; and make certain other changes in that provision. The text of the proposed amendment is set forth in Appendix D to this Proxy Statement.

Reasons for Approval of the Proposed Amendment

        Currently the Company's Restated Articles of Incorporation provide that the Company's auditor shall be elected by the shareholders and serve until a successor is elected, but do not reflect the important role that the Company's Audit Committee plays in the auditor retention process. The proposed amendment to the Restated Articles of Incorporation would address this issue by embodying in the Company's Restated Articles of Incorporation one of the hallmarks of good corporate governance contained in the Sarbanes-Oxley Act of 2002, namely that the Audit Committee shall be responsible for the appointment, compensation and oversight of the independent registered public accounting firm. The Audit Committee and the Board believe that elevating this requirement into the Company's fundamental organizational document underscores their commitment to this central principle of good corporate governance.

        More particularly, by requiring that the shareholders elect the auditor, the existing provision constrains the ability of the Audit Committee to remove and replace the Company's independent registered public accounting firm at any time other than when recommending an independent registered public accounting firm to the shareholders in connection with the Company's annual meeting of shareholders, because changing the auditor at other times of the year would require a special meeting of shareholders to effect the change. The need to remove or replace the independent registered public accounting firm can arise, however, at any time throughout the year, such as when the Audit Committee determines that it is in the best interest of the Company and its shareholders that the independent registered public accounting firm be removed or replaced or when the existing independent registered public accounting firm resigns. The delay occasioned in calling a special meeting of shareholders could impair the Audit Committee's ability to respond effectively in such circumstances.

        The proposed amendments avoid the potential issues present in the existing provision by empowering the Audit Committee to appoint and remove the independent registered public accounting firm in these circumstances. In addition, the Audit Committee believes that enhancing the Audit Committee's authority over appointment and removal of the independent registered public accounting firm will increase the independent registered public accounting firm's accountability to the Audit Committee, because the independent registered public accounting firm will know that retention decisions can be made without the added delay and uncertainty of a shareholder meeting. The proposed revisions would require that any such appointment be subject to later ratification by the shareholders, thereby ensuring that shareholders would retain a voice in the independent registered public accounting firm retention process.

        The other changes to Section (b) of Article Sixth of the Restated Articles of Incorporation are designed to specify that the stockholders ratify not elect the independent registered public accounting firm, to eliminate certain historical language, and to clarify that the independent auditor shall be an independent registered public accounting firm.

        THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO MODIFY PROVISIONS RELATING TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Nominees for Class I directors whose terms expire at the 2009 Annual Meeting

Shirley J. Daniel, Ph.D., C.P.A.
Age 52
Director Since 2002

Professor of Accountancy, College of Business Administration, University of Hawaii-Manoa since 1986.
Director of American Savings Bank, F.S.B., Pacific Asian Management Institute, and University of Hawaii Center for International Business Education and Research. Henry A. Walker, Jr. Distinguished Professor of Business Enterprise, College of Business Administration, University of Hawaii-Manoa. Managing director of Pacific Asian Center for Entrepreneurship and E-Business.
Constance H. Lau
Age 53

President, chief executive officer and director of American Savings Bank, F.S.B. since June 2001. Chief operating officer and senior executive vice president of American Savings Bank, F.S.B. from December 1999 to June 2001.
Director of Hawaiian Electric Industries Charitable Foundation, Maunalani Foundation, Consuelo Zobel Alger Foundation, and Alexander & Baldwin, Inc. Trustee, Punahou School and Kamehameha Schools. President, Hawaii Bankers Association.
A. Maurice Myers
Age 65
Director Since 1991

Chairman, president and chief executive officer of Waste Management, Inc. (environmental services), Houston, Texas from November 1999 to November 2004; now retired.
Director of Hawaiian Electric Co., Inc. and Tesoro Petroleum. Member, Oceanic CableVision Advisory Board. Chairman of the Board, Emeritus, Keep America Beautiful Inc.
James K. Scott, Ed.D.
Age 54
Director Since 1995

President of Punahou School.
Director of Hawaiian Electric Company, Inc., Pacific and Asian Affairs Council, Hawaii Public Television, and Hawaii Association of Independent Schools. President, Secondary School Admission Test Board. Member, Hawaiian Educational Council and Young Presidents Organization. Trustee, Blood Bank of Hawaii.

Continuing Class II directors whose terms expire at the 2007 Annual Meeting

Diane J. Plotts Age 70 Director Since 1987 Business advisor since 2000. Director of Hawaiian Electric Company, Inc. and American Savings Bank, F.S.B. Trustee, Kamehameha Schools.
Kelvin H. Taketa
Age 51
Director Since 1993

President and chief executive officer of the Hawaii Community Foundation.
Director of Hawaiian Electric Company, Inc., Grove Farm Company, Inc., and Civic Ventures. President and director of Sunrise Capital, Inc.
Jeffrey N. Watanabe
Age 63
Director Since 1987

Senior partner in the law firm of Watanabe Ing & Komeiji LLP.
    Director of Hawaiian Electric Company, Inc., American Savings Bank, F.S.B., Alexander and Baldwin, Inc., Cellular Bioengineering, Inc., First Insurance Company of Hawaii, Grace Pacific Corporation, LOEA Corporation, Matson Navigation Company, Inc., Oahu Publications, Inc., Tissue Genesis, Inc., and Trex Enterprises Corporation. Trustee, Sesame Workshop, The Nature Conservancy of Hawaii and Hawaii Community Foundation. Chair, The Consuelo Zobel Alger
Foundation.
Thomas B. Fargo
Age 57
Director Since 2005

Chairman, LOEA Corporation and SAGO Systems since April 2005 (high technology companies). President, Trex Enterprises Corporation (research and development for defense and homeland security). Commander, U.S. Pacific Command from May 2002 to February 2005. Commander-in-Chief of the Pacific Fleet from October 1999 to May 2002.
Director of Hawaiian Electric Company, Inc., Hawaiian Holdings, Inc. and Japan-America Society of Hawaii. Member, board of governors of Iolani School. Trustee, Hawaii Pacific University.

Continuing Class III directors whose terms expire at the 2008 Annual Meeting

Don E. Carroll
Age 64
Director Since 1996

Chairman of Oceanic Cablevision from February 2001 to April 2005; now retired. Vice president of Time Warner Cable from 1985 to April 2005.
    Director of American Savings Bank, F.S.B.,
Pacific Guardian Life, Island Insurance, American Red Cross-Hawaii Chapter, Executive Board of the Boy Scouts of America-Aloha Council, The 200 Club Advisory Board, and Hawaii Nature Center. Chairman, Broadband Interactive Television Board. Member, Oceanic CableVision Advisory Board and Finance Committee, Aloha United Way.
Victor Hao Li, S.J.D.
Age 64
Director Since 1988

Co-chairman, Asia Pacific Consulting Group. President, Li Xing Foundation. Chairman, Shanghai Li Xing School.
Director of American Saving Bank, F.S.B. Trustee, Japan-America Institute of Management Science.
Bill D. Mills
Age 54
Director Since 1988

Chairman of The Mills Group.
Director, Grace Pacific Corporation and Hawaii Public Television. Trustee, Hawaii Pacific University, St. Andrew's Priory, and The Nature Conservancy of Hawaii. Member, board of governors, Iolani School.
Barry K. Taniguchi
Age 58
Director Since 2004

President and chief executive officer of KTA Super Stores.
Director of Hawaiian Electric Company, Inc., American Savings Bank, F.S.B. and Hawaii Island Economic Development Board. Trustee, Hawaii Community Foundation, Public Schools of Hawaii Foundation, Tax Foundation of Hawaii, Hawaii Food Industry Association, and Lyman House Memorial Museum. Chairman, board of governors of Hawaii Employers Council.

Corporate Governance

What are the Company's governance policies and guidelines?

        In 2005, the Board of Directors and management continued to review and monitor corporate governance trends and best practices to comply with the New York Stock Exchange ("NYSE") Listed Company Manual relating to corporate governance and Securities and Exchange Commission regulations. As part of an annual review, the HEI Corporate Governance Guidelines, Revised Code of Conduct (which includes the code of ethics for the HEI chief executive officer, financial vice president and controller), charters for the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees were reviewed and revised as appropriate by the HEI Board of Directors. These documents, as well as HEI's Insider Trading Policy, may be found on the Company's website at www.hei.com and are available in print to any shareholder who requests them.

How does the Board select nominees for the Board?

        The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee may retain a third-party search firm to help identify candidates from time to time.

        Among the qualifications considered in the Committee's assessment of a proposed candidate are knowledge, experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, and absence of conflicts of interest. The Committee believes that the Board should reflect a diversity of experience, gender, ethnicity, and age. The Committee also considers other relevant factors as it deems appropriate including, but not limited to, current composition of the Board, balance of independent and nonindependent directors, and need for financial expertise.

        Once potential candidates are identified, the Committee may review publicly available information to assess whether the candidate should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person, and if the person indicates a willingness to be considered for service on the Board, the candidate will be asked to provide information such as accomplishments and qualifications and one or more interviews may be conducted. The Committee members may contact one or more references provided by the candidate or other members of the business community who may have greater first hand knowledge of the candidate's qualifications and accomplishments. The evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

How can shareholders communicate with the directors?

        Shareholders and all interested parties may contact (1) any member of the Board, including the Lead Director (nonemployee Chairman of the Board effective May 2, 2006) and an employee director or (2) just the nonemployee directors as a group, by mail. To communicate with the Board of Directors, any individual director or any group of directors, correspondence should be addressed to the Board of Directors or any such individual or group by either name or title. All such correspondence should be sent in care of the Corporate Secretary, Hawaiian Electric Industries, Inc., P. O. Box 730, Honolulu, HI 96808-0730. The mail will be forwarded, unopened, to the named individual director or, in the case of a group, to the Lead Director or the Chairman of the Board, effective May 2, 2006.

How does the Board evaluate itself?

        Since 1996, the Board of Directors has followed an annual process of evaluating the operations and effectiveness of the Board as a whole as well as self-evaluations by individual directors up for election. In reviewing the Board as a whole, directors evaluate and comment on board structure, Board meetings (content, conduct, mechanics), Board responsibilities, performance of directors and relationship between the Board and management. Directors who are nominees for reelection evaluate their own individual meeting preparation, participation in Board meetings, contributions to the group, knowledge of the issues and concerns of the Company and understanding of the role of the Board in the governance of the Company. The Board and self-evaluation forms are submitted to the Nominating and Corporate Governance Committee for its review, after which the Committee recommends to the Board any procedures and practices to be adopted to improve the operations of the Board. The Chairman of the Nominating and Corporate Governance Committee may meet with individual directors to discuss their performance, as appropriate.

        As required by the NYSE corporate governance listing standards, the Audit, Compensation and Nominating and Corporate Governance Committees developed a process for self-evaluation whereby committee members reviewed and evaluated their respective committee charters and committee meetings (content, conduct, and mechanics). The Audit Committee also reviewed and evaluated its duties and responsibilities, relationship with management and internal and external auditors, and the qualifications of its members.

Who are the independent directors of the Board?

        For a director to be considered independent, the board must affirmatively determine that the director does not have any direct or indirect material relationship with the Company. The Board has established categorical standards to assist it in determining director independence. In addition to applying the standards, which are listed below, the Board considers all relevant facts and circumstances in making a determination of independence.

  •
  A director who is an employee, or whose immediate family member is an executive officer, of the company is not "independent" until three years after the end of such employment relationship.

  •
  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

  •
  A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company is not "independent" until three years after the end of the affiliation or the employment or auditing relationship.

  •
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that other company's compensation committee is not "independent" until three years after the end of such service or the employment relationship.

  •
  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, is not "independent" until three years after falling below such threshold.

  •
  A director or any member of the director's immediate family who serves as an officer, director or trustee of a charitable organization that receives from the Company or its charitable foundation contributions which, in any fiscal year, exceed the greater of $1 million or 2% of such charitable organization's total annual charitable receipts is not "independent" until three years after falling below such threshold.

        In its annual review of director independence, the board affirmatively determined that all directors of the Company are independent with the exception of Robert F. Clarke, an employee director.

        In addition, the Board also determined that the Company did not make contributions to any tax exempt organization in which an independent director serves as an executive officer that exceeded the greater of $1 million, or 2% of such tax exempt organization's consolidated gross revenues.

What other Board practices does the Company have?

        The nonemployee directors meet regularly in executive sessions without management. In 2005, these sessions were chaired by the Lead Director, Bill D. Mills. Beginning in May 2006 these sessions will be chaired by Jeffrey N. Watanabe, who has been named Chairman of the Board, effective at the Annual Meeting.

        Information, material related to issues to be considered at a Board or Committee meeting, and other material important to the directors' understanding of the business are distributed, to the extent practical, to the directors in advance of the meeting to allow for careful review prior to the meeting.

Board of Directors

How often did the Board of Directors meet in 2005?

        In 2005, there were six regular meetings of the Board of Directors. All directors attended at least 75% of the combined total meetings of the Board and Board committees on which they served (during the periods they served).

Did all directors attend last year's Annual Meeting?

        All the members of the Board of Directors attended the 2005 Annual Meeting of Shareholders. The Company has a policy of encouraging the directors to attend each year's Annual Meeting of Shareholders.

How are directors compensated?

        Only nonemployee directors are compensated for their service as directors. Director compensation beginning on April 1, 2005 is as follows:

Stock Grant

  •
  A one-time grant of 2,000 shares of Common Stock to new directors.

  •
  1,400 shares of Common Stock are granted annually to directors for the purpose of further aligning directors' and shareholders' interests in improving stockholder value.

Fiscal Year Board Retainer commencing April 1 each year (no meeting fees are paid)

  •
  $32,500 paid in quarterly installments.

  •
  Additional annual fees are paid in quarterly installments to directors as follows:

Lead Director	$10,000
Audit Committee Chair	15,000
Compensation Committee Chair	5,000
Nominating and Corporate Governance Chair	5,000
Audit Committee Member	5,000

Subsidiary Board Fees

  •
  Nonemployee directors of HEI who serve on the Board of Directors of Hawaiian Electric Company, Inc. ("HECO") or American Savings Bank, F.S.B. ("ASB") receive a fiscal year retainer of $20,000 for each such Board position.

  •
  Diane J. Plotts, who serves as chair of the ASB Audit Committee, and Barry K. Taniguchi, who serves as chair of the HECO Audit Committee, receive an additional $10,000 annual fee for chairing each Audit Committee. An additional annual fee of $4,000 is paid to Don E. Carroll and Jeffrey N. Watanabe for serving on the ASB Audit Committee and to Thomas B. Fargo and Diane J. Plotts for serving on the HECO Audit Committee.

Do nonemployee directors receive a retirement benefit?

        At the meeting of the Board of Directors on December 17, 1996, the Board voted to terminate the Nonemployee Director Retirement Plan, which had been approved by the shareholders on April 17, 1990. Pursuant to the terms of the termination, the right of previously retired directors to receive benefits continues in accordance with the terms of the Plan as in effect at termination, and the present value of the accrued benefit of directors age 55 or younger or with 5 years of service or less as of April 22, 1997 has been paid out. The retirement benefit for all other directors who had been participating in the Plan (Mr. Myers and Ms. Plotts) was frozen as of December 31, 1996, and will be paid according to the terms of the Plan as in effect at termination. Accordingly, upon their retirement from service as a director, Mr. Myers and Ms. Plotts will each receive an annual payment of $15,000 (their annual retainer in effect at December 31, 1996) for a period equal to the number of years of their active service through December 31, 1996 (7 years for Mr. Myers and 10 years for Ms. Plotts).

Committees of the Board

What committees has the Board established and how often did they meet?

        The Board of Directors has four standing committees: Audit, Compensation, Executive, and Nominating and Corporate Governance. The names of the current committee members are shown on the table below. In addition, the table below also shows the number of meetings held in 2005.

Name	Audit		Compensation		Executive		Nominating and Corporate Governance

Don E. Carroll			X

Robert F. Clarke*					X

Shirley J. Daniel	X

Thomas B. Fargo	X

Victor Hao Li			X

Bill D. Mills			X	**	X	**	X

A. Maurice Myers			X

Diane J. Plotts	X	**	X		X

James K. Scott	X	***					X	***

Kelvin H. Taketa							X	**

Barry K. Taniguchi	X

Jeffrey N. Watanabe							X

Number of Meetings in 2005	8		3		0		1

*
Employee director
**
Committee chair
***
Effective March 7, 2006

What are the primary functions of each of the four committees?

•      Audit Committee

        The Audit Committee operates and acts under a written charter, which was adopted and approved by the HEI Board of Directors. The Committee provides independent and objective oversight of the Company's (1) financial reporting processes, (2) audits of the financial statements, including appointment, compensation and oversight of the external auditor, (3) internal controls, and (4) risk assessment and risk management policies set by management. The Committee also reviews and approves related party transactions and reviews and resolves complaints from any employee regarding accounting, internal controls or auditing matters. All members of the Committee are independent directors as independence for audit committee members is defined in the listing standards of the NYSE and none of them are members of audit committees of other publicly traded companies. See pages 35 and 36 for the Audit Committee Report.

•      Compensation Committee

        The Compensation Committee operates and acts under a written charter, which was adopted and approved by the HEI Board of Directors. The Committee oversees the Company's compensation and employee benefit plans and its incentive compensation and equity based plans. All members of the Committee are independent directors as defined in the listing standards of the NYSE. The Compensation Committee meets in executive session to set the compensation level of the Chief Executive Officer ("CEO") after receiving input on the CEO's performance from all the nonemployee directors meeting in executive session. The Committee then sets the compensation level of the CEO. See pages 28 to 33 for the Compensation Committee Report on Executive Compensation.

•      Executive Committee

        The Executive Committee operates and acts under a written charter, which was adopted and approved by the HEI Board of Directors, and is authorized to act on matters brought before it when a meeting of the full Board is impractical. It may also consider any other matter concerning the Company that may arise from time to time. The Committee is comprised of the Lead Director, the CEO and one other independent director. Beginning in May 2006, the Committee will be comprised of the Chairman of the Board, the CEO and one other independent director.

•      Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee operates and acts under a written charter, which was adopted and approved by the HEI Board of Directors. All members of the Committee are independent directors as defined in the listing standards of the NYSE. Its functions include (1) reviewing the background and qualifications of potential nominees for the board of directors of HEI and its subsidiary companies presented by shareholders, directors and management, (2) recommending to the Board the slate of nominees to be submitted to the shareholders for election at the next Annual Meeting, (3) advising the Board with respect to matters of Board composition and procedures, (4) overseeing the annual evaluation of the Board, (5) reviewing nonemployee director compensation and (6) overseeing corporate governance matters generally.

        See the section on Corporate Governance for a discussion concerning the involvement of this Committee on matters relating to corporate governance.

Stock Ownership Information

How much stock do the Company's directors and executive officers own?

        The following table shows how many shares of Common Stock were owned as of February 23, 2006 by each director, Named Executive Officer (as listed in the Summary Compensation Table on page 20) and by all directors and executive officers as a group.

Amount of Common Stock and Nature of Beneficial Ownership

Name of Individual or Group	Sole Voting or Investment Power	Shared Voting or Investment Power(1)	Other Beneficial Ownership(2)	Stock Options/ Stock Appreciation Rights(3)	Total

Nonemployee directors
Don E. Carroll	10,985				10,985
Shirley J. Daniel	6,659				6,659
Thomas B. Fargo	3,519				3,519
Victor Hao Li	1,026	11,204	917		13,147
Bill D. Mills	22,700		10		22,710
A. Maurice Myers	26,016	3,689			29,705
Diane J. Plotts	11,380				11,380
James K. Scott	12,275				12,275
Kelvin H. Taketa	10,021				10,021
Barry K. Taniguchi		11,255			11,255
Jeffrey N. Watanabe	14,875		4		14,879
Employee director and Named Executive Officer
Robert F. Clarke	42,082	53,746	4,056	205,364	305,248
Other Named Executive Officers
Constance H. Lau	55,391		7,656	267,576	330,623
T. Michael May	42,379			151,454	193,833
Patricia U. Wong	3,921			1,161	5,082
Eric K. Yeaman	14,352			18,175	32,527
All directors and executive officers as a group (19 persons)	304,676	68,690	23,847	733,099	1,130,312	(4)

(1)
Shares registered in name of the individual and spouse.

(2)
Shares owned by spouse, children or other relatives sharing the home of the director or officer in which the director or officer disclaims personal interest.

(3)
Stock options/stock appreciation rights, including accompanying dividend equivalent shares, exercisable within 60 days after February 23, 2006 (record date), under the 1987 Stock Option and Incentive Plan.

(4)
As of March 1, 2006, the directors and executive officers of HEI as a group beneficially owned 1.4% of outstanding Common Stock and no director or officer owned more than 0.4% of such stock.

Does the Company have stock ownership guidelines for directors and officers?

        In 2003, the Board adopted stock ownership guidelines for HEI officers and directors. Each officer and director named in the guidelines, which went into effect on January 1, 2004, has five years to achieve the level of stock ownership set forth in the guidelines. The targets are as follows: 1) President and CEO of the Company — 2.5 times base salary, 2) executive officers of the Company and subsidiary operating company presidents — 1.5 times base salary, and 3) members of the Board of Directors of the Company — 5 times annual cash payouts. Stock ownership will be measured on January 1 of each year based on the average price of stock for the previous calendar year. The directors and officers have until January 1, 2009 to meet the current guidelines, except for Mr. Taniguchi, Admiral Fargo, and Ms. Wong who have until January 1, 2010 to meet the guidelines.

Does anyone own more than 5% of the Company's stock?

        No person is known to the Company to be the beneficial owner of more than 5% of outstanding Common Stock.

Were Section 16(a) beneficial ownership reporting forms filed with the SEC?

        Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Executive Compensation

Summary Compensation Table

        The following summary compensation table shows the annual and long-term compensation of the chief executive officer and the four other most highly compensated executive officers of the Company and its subsidiaries serving during 2005 (collectively referred to as the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation

					Awards(4)		Payouts

Name and Principal Position	Year	Salary ($)	Bonus(2) ($)	Other Annual Compensation(3) ($)	Restricted Stock Award(5) ($)	Securities Underlying Options/SARs(6) (#)	LTIP Payouts(7) ($)	All Other Compensation(8) ($)

Robert F. Clarke Chairman, President & CEO	2005 2004 2003	747,000 713,000 681,000	830,008 1,022,000 610,107	–0– 7,349 –0–	–0– –0– –0–	150,000 135,000 100,000	–0– 420,000 548,463	20,870 17,463 14,898

Constance H. Lau President & CEO, American Savings Bank, F.S.B.	2005 2004 2003	562,000 538,000 517,000	678,818 751,400 579,177	–0– –0– –0–	–0– –0– –0–	50,000 50,000 50,000	437,772 388,260 228,260	N/A N/A N/A

T. Michael May President & CEO, Hawaiian Electric Company, Inc.	2005 2004 2003	553,000 533,000 513,000	–0– 345,678 294,012	–0– –0– –0–	–0– –0– –0–	50,000 50,000 50,000	–0– 126,000 154,368	10,311 9,300 8,208

Eric K. Yeaman(1) Financial Vice President, Treasurer and Chief Financial Officer	2005 2004 2003	364,000 348,000 293,000	216,944 377,658 174,172	–0– –0– –0–	–0– –0– 206,450	30,000 30,000 20,000	–0– 116,800 71,556	1,187 1,114 911

Patricia U. Wong(9) Vice President — Administration and Corporate Secretary	2005 2004 2003	231,000 163,000 154,000	154,613 23,979 34,606	–0– –0– –0–	–0– –0– –0–	24,000 –0– 4,000	–0– NA NA	1,514 993 867

NA
Not Applicable (not a participant in the plan).

(1)
Eric K. Yeaman became Financial Vice President, Treasurer and Chief Financial Officer effective January 15, 2003.

(2)
The Named Executive Officers are eligible for an incentive award under the Company's annual Executive Incentive Compensation Plan ("EICP"). EICP bonus payouts are reflected as compensation for the year earned. Also includes special award in 2004 of $60,000 for Mr. Yeaman.

(3)
Amount attributable to the reimbursement of taxes payable on the Company's payment of country club initiation fees.

(4)
All awards and per share amounts prior to June 10, 2004 adjusted for 2 for 1 stock split in 2004.

(5)
On August 11, 2003, 10,000 shares of restricted stock were granted to Mr. Yeaman. On the date of the grant, the closing price of HEI Common Stock was $20.65 on the New York Stock Exchange. Quarterly dividends on the 10,000 shares of restricted stock are paid to Mr. Yeaman. The 10,000 shares of restricted stock become unrestricted on August 11, 2006. On December 31, 2005, the restricted stock value was $259,000 based on the closing price of HEI Common Stock of $25.90 on the New York Stock Exchange.

(6)
Options and stock appreciation rights (SARs) granted earn dividend equivalents as further described below under the headings "Stock Appreciation Rights Grants in Last Fiscal Year" and "Aggregated SAR/Option Exercises and Fiscal Year-End SAR/Option Values."

(7)
Long-Term Incentive Plan ("LTIP") payouts are determined in the first quarter of each year for the three-year cycle ending on December 31 of the previous calendar year.

(8)
Represents amounts attributable each year by the Company for certain preretirement death benefits provided to the Named Executive Officers, except Ms. Lau. See the Compensation Committee Report on page 33 under the heading "Other Compensation Plans" for a discussion of the preretirement death benefits.

(9)
Patricia U. Wong became Vice President — Administration and Corporate Secretary effective April 26, 2005. In 2004 and 2003 she was HECO, Vice President of Corporate Excellence.

Stock Appreciation Rights Grants in Last Fiscal Year

        The following table presents information on the SARs which were granted to the five Named Executive Officers during 2005 (on April 7, 2005). The practice of granting stock options, which include dividend equivalent shares, was followed each year from 1987 to 2003. The practice of granting SARs, which include dividend equivalent shares, has been followed each year since 2004.

STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying SARs Granted(1) (#)	Percent of Total SARs Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date	Grant Date Present Value(2) ($)
Robert F. Clarke	150,000	27%	$26.18	April 7, 2015	$873,000
Constance H. Lau	50,000	9	26.18	April 7, 2015	291,000
T. Michael May	50,000	9	26.18	April 7, 2015	291,000
Eric K. Yeaman	30,000	5	26.18	April 7, 2015	174,600
Patricia U. Wong	24,000	4	26.18	April 7, 2015	139,680

(1)
These SARs vest at the end of four years (cliff vesting). Additional dividend equivalent shares are granted at no additional cost to the recipient throughout the four-year vesting period. Dividend equivalents are computed, as of each dividend record date, both with respect to the number of shares under the SARs and with respect to the number of dividend equivalent shares previously credited to the Named Executive Officer and not issued during the period prior to the dividend record date. Accelerated vesting is provided in the event of a change-in-control or upon retirement.

(2)
Based on a Binomial Option Pricing Model, which is a variation of the Black-Scholes Option Pricing Model calculated by the HEI Compensation Committee's independent compensation consulting firm. The Binomial Value is $5.82 per share. The following assumptions were used in the model: Stock Price: $26.18; Term: 10 years; Expected life: 4.5 years; Volatility: 18.1%; Risk-Free Interest Rate: 4.1%; and Dividend Yield: 5.9%. The following were the valuation results: Binomial SARs Value: $2.83; Dividend Credit Value: $2.99; and Total Value: $5.82.

  In calculating the grant date present values set forth in the table, the volatility and dividend yield were based on the daily closing stock prices and dividends for the four and a half year period preceding the grant date. The risk-free interest rate was fixed on the date of grant at the rate of return on a stripped U.S. Treasury bill with a term to maturity approximately equal to the SARs expected life. Dividend equivalents are payable in the form of stock on the SARs for a period of four years. The value of the dividend equivalents was determined on the basis of the dividend yield, using the daily closing stock prices and dividends for the four and a half year period preceding the grant date. The use of different assumptions can produce significantly different estimates of the present value of SARs. Consequently, the grant date present value set forth in the table is only theoretical and may not accurately represent present value. The actual value, if any, a recipient will realize will depend on the excess of the market value of the HEI Common Stock over the exercise price on the date the SAR is exercised, plus the value of the dividend equivalents.

  In December 2005, to accommodate changes to the tax rules imposed by the new Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), the Company modified the provisions for paying dividend equivalents on shares underlying nonqualified stock options and SARs that were vested on December 31, 2004, and the Company similarly modified provisions for paying dividend equivalents on dividends declared after 2004. Before modification, dividend equivalents were paid when and to the extent that the employee exercised the nonqualified stock option/SARs. In order to comply with Section 409A, any vested dividend equivalent subject to the modification will be paid not later than 2 1/2 months after the year in which the underlying dividend equivalent is declared (without regard to whether the underlying nonqualified stock option/SAR is exercised). The amount of such dividend equivalent payment generally is reduced if, as of December 31 for the year the payment is made, the per share exercise price of the underlying nonqualified stock option/SAR exceeds the fair market value per share of the underlying common stock.

  The Section 409A modification increased the fair value of the 2005 SARs by $0.12 per underlying share (at modification date).

Aggregated SAR/Option Exercises and Fiscal Year-End SAR/Option Values

        The following table shows the stock options, including dividend equivalents, exercised by the Named Executive Officers in 2005. Also shown is the number of securities underlying unexercised SARs/options and the value of unexercised in the money SARs/options, including dividend equivalents, at the end of 2005. HEI granted dividend equivalents to all Named Executive Officers as part of the SAR or stock option grants.

        Dividend equivalents permit a participant who exercises a SAR or stock option to obtain, at no additional cost, the amount of dividends declared between the grant and the exercise of the SAR or option during the vesting period, except for dividend equivalents modified for Section 409A, which do not require exercise and will be paid as described above. Dividend equivalents are computed as of each dividend record date throughout the four-year vesting period both with respect to the number of shares under the SAR or option and the number of dividend equivalent shares previously credited to the Named Executive Officer, which have not been exercised/issued during the period prior to the dividend record date.

AGGREGATED SAR/OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END SAR/OPTION VALUES

					Number of Securities Underlying Unexercised SARs/Options (Including Dividend Equivalents) at Fiscal Year-End		Value of Unexercised In the Money SARs/Options (Including Dividend Equivalents) at Fiscal Year-End(1)
		Dividend Equivalents Acquired On Exercise (#)		Value Realized On Dividend Equivalents ($)
	Shares Acquired On Exercise (#)		Value Realized On Options ($)
Name					Exercisable/ Unexercisable (#)		Exercisable/ Unexercisable ($)
Robert F. Clarke	100,000	24,909	653,200	625,625	185,186/	353,155	1,267,645/	1,018,697
Constance H. Lau	10,000	3,150	60,750	83,708	253,927/	136,421	2,736,970/	465,307
T. Michael May	—	—	—	—	137,805/	136,421	1,200,255/	465,307
Eric K. Yeaman	—	—	—	—	19,626/	67,000	108,274/	159,540
Patricia U. Wong	6,000	1,293	42,820	33,391	—/	27,162	—/	34,191

(1)
All grants were in the money (where the SAR/option price is less than the closing price on December 31, 2005) except the 2004 SAR grant at $26.02 and the 2005 SAR grant at $26.18. Values based on the closing price of $25.90 per share on the New York Stock Exchange on December 31, 2005. The 2004 and 2005 SAR grants were included in the table because the related dividend equivalents provided value exceeding the exercise price.

Long-Term Incentive Plan (LTIP) Awards

        The table on page 25 lists the LTIP awards made to the Named Executive Officers during 2005. The table shows potential payments that are tied to performance over a three-year period (2005-2007) relating to two separate HEI goals for all the Named Executive Officers except Mr. May (who has a third goal in addition to the two HEI goals listed immediately below) and Ms. Lau (who has four separate goals that are unique to her).

        The two separate HEI goals are (1) return on average common equity for HEI (weighted 60%), and (2) total return to HEI shareholders (weighted 40%). The weighting of each goal applies to all the Named Executive Officers except Mr. May and Ms. Lau. The Company's performance for the return on average common equity goal is based on an internal goal. The Company's performance for the total return to shareholders goal is measured against the Edison Electric Institute ("EEI") Index of Investor-Owned Electric Companies ("Peer Group") for the three-year period ending December 31, 2007. This is the same Peer Group used for the Shareholder Performance Graph shown on page 34. However, the performance of the LTIP Peer Group is calculated on a noncapitalized weighted basis whereas the Shareholder Performance Graph Peer Group is calculated on a capitalized weighted basis. The LTIP uses a noncapitalized weighted basis so as not to give a disproportionate emphasis to the larger companies in the Peer Group. For Mr. May, the two goals set forth above are (1) return on average common equity (weighted 30%), and (2) total return to shareholders (weighted 20%). Mr. May's third goal (weighted 50%) is based on a prorated percent of allowed return on average common equity for Hawaiian Electric Company, Inc. and subsidiaries ("consolidated HECO") for the same three-year LTIP cycle. Ms. Lau's four goals for the 2005-2007 LTIP cycle are (1) return on average common equity for American Savings Bank F.S.B. ("ASB") (weighted 40%), (2) ASB net income (weighted 40%), (3) ASB fee income (weighted 10%) and (4) ASB efficiency ratio (weighted 10%).

        The threshold for minimum awards under the 2005-2007 LTIP with respect to the return on average common equity goal for the Company is 10.54%. The threshold minimum award with respect to the total return to shareholders goal will be earned if the Company's performance is at the 30th percentile of the Peer Group. Mr. May's threshold minimum for his third goal, which must be achieved in at least two out of three years during the LTIP cycle, is a prorated percent of allowed return on average common equity for consolidated HECO of 90%. Ms. Lau's threshold minimums for her four ASB goals are: (1) a return on average common equity of 10.49%, (2) achieve at least two out of three years during the LTIP cycle average net income of $62 million, (3) achieve in at least two out of three years during the LTIP cycle average fee income of $45.45 million and (4) achieve at the end of the third year efficiency ratio of 59.62%.

        Maximum awards with respect to the Company's return on average common equity goal will be earned if the Company's return on average common equity is 11.75%. Maximum awards with respect to the Company's total return to shareholders will be earned if the Company's performance is measured at the 70th percentile of the Peer Group. For Mr. May, the maximum award on his third goal will be earned if the prorated percent of allowed return on average common equity for consolidated HECO equals 100%. For Ms. Lau, the maximum award for her four ASB goals will be earned based on: (1) a return on average common equity of 13.04%, (2) average net income of $77 million, (3) average fee income of $52.27 million and (4) efficiency ratio of 55.15%, which must be achieved at the end of the third year. Earned awards are distributed in the form of 60% cash and 40% Common Stock with the maximum award level for each Named Executive Officer ranging from 120% to 160% of the midpoint of the officer's salary grade range at the end of the three-year performance period.

LONG-TERM INCENTIVE PLAN — AWARDS IN LAST FISCAL YEAR

		Estimated Future Payouts
Name	Three-Year Performance Cycle Ending Date	Minimum Threshold(1) ($)	Target ($)	Maximum ($)
Robert F. Clarke(2)	12/31/07	$301,600	$603,200	$1,206,400
Constance H. Lau	12/31/07	233,250	466,500	933,000
T. Michael May	12/31/07	211,875	423,750	847,500
Eric K. Yeaman	12/31/07	117,900	235,800	471,600
Patricia U. Wong	12/31/07	97,200	194,400	388,800

(1)
Assumes meeting minimum threshold on all goals; however, if only one goal (weighted 40%) is met, the minimum threshold estimated future payout would be: Mr. Clarke — $120,640; Mr. Yeaman — $47,160; and Ms. Wong — $38,880. For Mr. May, if only one goal (weighted 20%) is met, the minimum threshold estimated future payout would be $42,375. For Ms. Lau, if only one goal (weighted 10%) is met, the minimum threshold estimated future payout would be $23,325. There is no LTIP payout unless the minimum threshold is met on at least one of the goals.

(2)
If there is a payout under the 2005-2007 LTIP, Mr. Clarke will only be eligible to receive a pro-rated award since he will have been an active employee for 17 months of the 36-month period.

Equity Compensation Plan Information

        Information as of December 31, 2005 about HEI Common Stock that may be issued upon the exercise of awards granted under all of the Company's equity compensation plans was as follows:

			(c)
	(a)	(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(2)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by shareholders	1,153,235	$22.92	4,305,181
Equity compensation plans not approved by shareholders	—	—	—

Total	1,153,235	$22.92	4,305,181

(1)
Includes 929,000 of outstanding stock option and 187,209 of dividend equivalent shares accrued as of December 31, 2005 for such options. Also includes the 47,957 of dividend equivalent rights accrued as of December 31, 2005 for SARs, net of the 10,931 of outstanding converted SARs which are not in the money (i.e., the market price of common share as of December 31, 2005 is higher than the grant price).

(2)
This represents the number of shares remaining available as of December 31, 2005, including 4,281,903 under the 1987 Stock Option and Incentive Plan of HEI as amended and restated effective April 20, 2004 and 23,278 under the HEI Nonemployee Director Plan. All of the shares remaining available for issuance under the HEI Nonemployee Director Plan may be issued in the form of unrestricted Common Stock. Of the shares remaining available for issuance under the 1987 Stock Option and Incentive Plan of HEI, as amended and restated effective April 20, 2004, 422,000 shares may be issued in the form of restricted stock, stock payments, or stock-settled restricted stock units (i.e., other than in the form of options, warrants or rights).

Pension Plans

        All regular employees (including the Named Executive Officers) are covered by noncontributory, qualified defined benefit pension plans. The plans provide retirement benefits at normal retirement (age 65), reduced early retirement benefits and death benefits. The Named Executive Officers except Ms. Lau participate in the Retirement Plan for Employees of HEI and Participating Subsidiaries ("HEI Plan"). Ms. Lau participated in the HEI Plan while employed by HECO and HEI and is currently a participant in the American Savings Bank Retirement Plan ("ASB Plan"). Mr. Clarke and Mr. May also participate in the HEI Supplemental Executive Retirement Plan ("HEI SERP") and Ms. Lau also participates in the ASB Supplemental Retirement, Disability, and Death Benefit Plan ("ASB SERP") (see pages 27 and 28).

        In December 2005 Mr. Yeaman was added as a participant to the HEI SERP effective April 1, 2006 or such later date when the plan is formally amended to comply with the requirements of IRC Section 409A.

        Some of the Named Executive Officers are affected by Internal Revenue Code ("IRC") limitations on qualified plan benefits. They are, therefore, also covered under the HEI Excess Benefit Plan ("Excess Plan") and the HEI Excess Pay Supplemental Executive Retirement Plan ("Excess Pay SERP"), which are noncontributory, nonqualified plans.

        The following table shows estimated annual pension benefits payable at retirement under the HEI Plan, Excess Plan and Excess Pay SERP based on base salary that is covered under the three plans and years of service with the Company and other participating subsidiaries.

PENSION PLAN TABLE

	Years of Service
Remuneration
	5	10	15	20	25	30	35
$250,000	25,500	51,000	76,500	102,000	127,500	153,000	167,500
300,000	30,600	61,200	91,800	122,400	153,000	183,600	201,000
350,000	35,700	71,400	107,100	142,800	178,500	214,200	234,500
400,000	40,800	81,600	122,400	163,200	204,000	244,800	268,000
450,000	45,900	91,800	137,700	183,600	229,500	275,400	301,500
500,000	51,000	102,000	153,000	204,000	255,000	306,000	335,000
550,000	56,100	112,200	168,300	224,400	280,500	336,600	368,500
600,000	61,200	122,400	183,600	244,800	306,000	367,200	402,000
650,000	66,300	132,600	198,900	265,200	331,500	397,800	435,500
700,000	71,400	142,800	214,200	285,600	357,000	428,400	469,000
750,000	76,500	153,000	229,500	306,000	382,500	459,000	502,500
800,000	81,600	163,200	244,800	326,400	408,000	489,600	536,000

        The HEI Plan provides a monthly retirement pension for life. Benefits are determined by multiplying years of credited service and 2.04% (not to exceed 67%) times the participant's Final Average Compensation (average base salary as shown for the Named Executive Officers in the Summary Compensation Table for any consecutive 36 months out of the last 10 years that produces the highest monthly average) without any offset for social security. As of December 31, 2005, the Named Executive Officers had the following number of years of credited service under the HEI Plan: Mr. Clarke, 18 years; Mr. May, 13 years; Ms. Lau, 15 years; Mr. Yeaman, 3 years; and Ms. Wong, 15 years.

        Benefits under the ASB Plan are determined by multiplying years of credited service (not to exceed 35 years) and 1.5% times the participant's Final Average Compensation (average compensation as shown for Ms. Lau in the Summary Compensation Table for the highest five of the last ten years of credited service) without any offset for social security. As of December 31, 2005, Ms. Lau had six years of credited service under the ASB Plan.

        Section 415 of the IRC limits the retirement benefit that a participant can receive from qualified retirement plans such as the HEI Plan and ASB Plan. The limit for 2005 was $170,000 ($175,000 for 2006) per year at age 65. The Company adopted the Excess Plan to provide benefits that cannot be paid from the qualified plans due to this maximum limit, based on the same formula as the qualified plans.

        IRC Section 401(a)(17) limits a participant's compensation that can be recognized under qualified retirement plans. The limit on the maximum compensation for 2005 under IRC Section 401(a)(17) was $210,000 ($220,000 for 2006). The Company adopted the Excess Pay SERP to provide benefits that cannot be paid from the qualified plans due to the maximum compensation limit under IRC Section 401(a)(17), based on the same formula as the qualified plans.

        The Company also maintains two supplemental executive retirement plans ("HEI SERP" and "ASB SERP") for certain executive officers. Mr. Clarke and Mr. May participate in the HEI SERP and Ms. Lau participates in the ASB SERP. Mr. Yeaman will participate in the HEI SERP effective the later of April 1, 2006 or the date the plan is amended for IRC Section 409A. Benefits under the HEI SERP and ASB SERP are in addition to qualified retirement benefits payable from the HEI Plan, the ASB Plan and Social Security.

        Under the HEI SERP, the executive is eligible to receive, at age 60, a benefit of up to 60% (depending on years of credited service) of the participant's average compensation, which includes amounts received under the annual EICP in the highest three out of the last five years of service. The benefit payable under the HEI SERP is reduced by the participant's primary Social Security benefit and the benefit payable from the HEI Plan, but in no event is it less than the benefit that would be payable under the HEI Plan before any IRC Sections 415 and 401(a)(17) reductions. The HEI SERP provides for reduced early retirement benefits at age 50 with 15 years of service or age 55 with five years of service, and survivor benefits in the form of an annuity in the event of the participant's death after becoming eligible for early retirement. Based on Mr. Clarke's announced retirement date of May 31, 2006, the overall total retirement benefits payable to Mr. Clarke in the form of a straight life annuity at age 63 is $603,011, based on his current compensation level ($92,608 from the HEI Plan, $510,403 from the HEI SERP, and no amount owing from the Excess Pay SERP or the Excess Plan). The overall benefits payable to Mr. May in the form of a straight life annuity projected to age 65 is $288,226, based on his current compensation level ($86,137 from the HEI Plan, $65,288 attributed to the HEI SERP, $136,801 calculated under the Excess Pay SERP and no amount owing from the Excess Plan).

        The ASB SERP provides a benefit at age 65 of up to 60% (depending upon years of service) of the participant's average compensation (including 50% of the amounts received under the annual EICP) in the highest five consecutive years out of the last ten years of service, reduced by the participant's primary Social Security benefit and the benefit payable from the ASB and HEI Plans, but in no event is it less than the benefit that would be payable under the ASB Plan before any IRC Sections 415 and 401(a)(17) reductions. The ASB SERP also provides for termination and survivor benefits in certain circumstances. The overall total retirement benefits payable to Ms. Lau in the form of a straight life annuity projected to age 65 is $530,573, based on her current compensation level

($54,600 from the ASB Plan, $64,974 from the HEI Plan, $410,999 calculated under the HEI Excess Pay SERP and no amounts owing under the Excess Plan or the ASB SERP).

Change-in-Control Agreements

        Since 1989, the Company has entered into change-in-control agreements with certain executives, including the Named Executive Officers listed in the Summary Compensation Table, to encourage and ensure their continued attention and dedication to the performance of their assigned duties without distraction in the event of potentially disruptive circumstances arising from a change-in-control of the Company.

        Each agreement provides that benefits, compensation and position responsibility of these officers will remain at existing levels for a period of two years following a "change-in-control," unless the "Expiration Date" of the agreement has occurred. A "Change-in-Control" is defined to include a change-in-control required to be reported under the proxy rules in effect on the date of the agreements, the acquisition by a person (as defined under the Securities Exchange Act of 1934) of 25% or more of the voting securities of the Company, or specified changes in the composition of the Board of Directors of the Company following a merger, tender offer or certain other corporate transactions. "Expiration Date" is defined as the earliest to occur of the following:

  (1)
  two years after a change-in-control;

  (2)
  termination of the executive's employment by the Company for "Cause" (as defined in the agreement) or by the executive other than for "Good Reason" (as defined in the agreement);

  (3)
  retirement; or

  (4)
  termination of the agreement by the Company's Board of Directors, or termination of the executive's employment prior to a change-in-control.

        If the employment of one of these executives is terminated after a change-in-control and prior to the expiration date, the Company is obligated to provide a lump sum severance equal to 2.99 times the executive's average W-2 earnings for the last five years (or such lesser period that the executive has been employed by the Company), subject to certain limitations. In the event of a change-in-control, all outstanding stock options/SARs would be accelerated and become immediately exercisable.

Compensation Committee Report on Executive Compensation

Introduction

        The Compensation Committee of the Board, which is composed entirely of nonemployee, independent directors, makes decisions on executive compensation. The full Board ratifies decisions by the Committee.

        The Committee has retained the services of an independent compensation consulting firm to assist the Committee in executive compensation matters.

Executive Compensation Philosophy

        The Committee applies the following principles for the executive compensation program:

  •
  maintains a compensation program that is fair in a competitive marketplace;

  •
  provides compensation opportunities that relate pay with the Company's annual and long-term performance goals which support growth in shareholder value;

  •
  recognizes and rewards individual initiative and achievements; and

  •
  allows the Company to attract, retain, and motivate qualified executives who are critical to the Company's success.

        The Committee believes that stock ownership by management is beneficial in aligning management's and shareholders' interests in improving shareholder value. It therefore uses stock options/SARs and stock payouts in the compensation program for the executive officers with a goal of increasing their stock ownership over time. In September 2003, the Board approved mandatory stock ownership guidelines for the Named Executive Officers and the Board.

Executive Compensation Program

        The Company's executive compensation program includes:

  •
  base salary;

  •
  potential for an annual bonus based on overall Company financial and operational performance as well as individual performance; and

  •
  the opportunity to earn long-term cash and stock-based incentives which are intended to encourage the achievement of superior results over time and to align executive officer and shareholder interests.

        The second and third elements constitute the "at-risk" portion of the compensation program and are designed to link the interests of the executive with those of the shareholders. This means that total compensation for each executive may change significantly from year to year depending on the short- and long-term performance of the Company and its subsidiaries.

Base Salary

        The Committee reviews salaries for executive officers in April of each year in consultation with the Committee's independent compensation consultant. The consultant examines the position and responsibilities of each officer at HEI and its subsidiaries against similar positions in similar organizations. Base salary references in those surveys represent the fiftieth percentile or midpoint of pay practices found in similar organizations.

        Salaries for executive officers of the various HEI companies are based on competitive references drawn from compensation surveys and are weighted as follows:

  •
  holding company — other electric utilities (25%), other financial institutions (25%), and general industry (50%)

  •
  electric utilities — other electric utilities (100%)

  •
  financial institution — other financial institutions (100%)

        Based on the information from these surveys, the consultant recommends a salary range for each executive officer position. As noted, the midpoint of the range approximates the fiftieth percentile of the survey data and the range has a spread of plus and minus 20% around this midpoint.

        Mr. Clarke's base salary is determined through the Committee and the Board's overall evaluation of his performance during the preceding year. This evaluation is subjective in nature and takes into account all aspects of his responsibilities at the discretion of the Committee. Based on the survey data provided by the consultant, the resulting salary range recommendation, and the Committee and the Board's overall evaluation of Mr. Clarke's performance during 2004, Mr. Clarke's base salary was increased from an annual rate of $725,000 to an annual rate of $757,600, effective May 1, 2005. The other Named Executive Officers also received salary increases ranging from 3.0% to 5.1%, based on Mr. Clarke's recommendation and the Committee's approval.

        In May 2006, Mr. Clarke will retire after 19 years of service to HEI from his current position as Chairman, President and Chief Executive Officer of HEI. Ms. Lau will succeed Mr. Clarke on May 2, 2006, as HEI President and Chief Executive Officer, as well as Chairman of HECO. Ms. Lau will also retain her position as President and Chief Executive Officer of ASB and will add the title of Chairman of ASB's board. She will also be nominated to be elected a director of HEI. The Committee will determine what changes in compensation are appropriate in light of these changed responsibilities.

Annual Executive Incentive Compensation Plan

        Under the Executive Incentive Compensation Plan ("EICP"), annual incentive awards are granted upon the achievement of financial and nonfinancial performance measures established by the Committee in the early part of each calendar year. The measures are stated in terms of minimum, target and maximum goals. These measures, which may differ for individual Named Executive Officers, may include:

  •
  earnings per share;

  •
  company (subsidiary) net income;

  •
  total return to shareholders measured against the Edison Electric Institute (EEI) Index of Investor-Owned Electric Companies (Peer Group) for the same period;

  •
  company specific financial, operational and strategic goals; and

  •
  individual officer's performance.

        In February 2006, the Committee established the 2006 Executive Incentive Compensation Plan (EICP) financial and other operational measures for the Named Executive Officers. Mr. Clarke, who has announced his retirement effective May 31, 2006 will not have the requisite service to participate in the 2006 EICP. Mr. Yeaman has an earnings per share goal (weighted 50%), a total return to shareholders goal (weighted 25%) and one operational goal (weighted 25%). Ms. Wong has an earnings per share goal (weighted 50%), a total return to shareholders goal (weighted 25%) and one operational goal (weighted 25%). Mr. May has a consolidated utility net income goal (weighted 45%), a consolidated utility capital expenditures goal (weighted 10%) and five utility operational goals (weighted a total of 45%). Ms. Lau has an ASB net income goal (weighted 35%), an ASB return on assets goal (weighted 35%) and one operational goal (weighted 30%).

        The EICP has a minimum financial performance threshold linked to earnings per share or net income (based on whether the measurement is at the Company or subsidiary level) which must be achieved before a bonus can be considered. The current minimum, target and maximum award level ranges differ for each of the Named Executive Officers and are based on a November 2005 competitive assessment undertaken by the Committee's independent compensation consultant which looked at EICP award level opportunities from a cross-section of all industries, including some of the electric companies included in the Shareholder Performance Graph.

        The prospective awards under the EICP for each of the Named Executive Officers currently range from 22.5% to 42.5%, from 45% to 85%, and from 90% to 170%, for the minimum, target, and maximum awards, respectively, of the midpoint of the executive salary grade ranges at the end of the year, but in any event in any individual case not in excess of $2 million. Potential payouts if all goals are met at the target level are currently estimated as follows: Ms. Lau, $394,550; Mr. May, $330,600; Mr. Yeaman, $191,500 and Ms. Wong, $130,500.

        Under the 2005 EICP, Mr. Clarke received a payout of $830,008 in February 2006. This resulted from achievement of (1) the earnings per share goal (weighted 60%) near the maximum level, (2) one individual operational goal (weighted 10%) at maximum level, (3) one individual operational goal (weighted 5%) at maximum level, and one individual operational goal at minimum level (weighted 5%). The total return to shareholders goal (weighted 15%) and another operational goal (weighted 5%) were not achieved. The EICP award for Mr. Clarke was exclusively based on the foregoing measures. No further adjustment was made by the Committee. The other Named Executive Officers, except for Mr. May, who did not achieve the minimum earnings threshold, also received EICP payouts under the 2005 EICP, as noted in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement.

Long-Term Incentive Plan

        The Company provides a long-term incentive plan ("LTIP") that is linked to the long-term financial performance of the Company. All awards under the LTIP are paid 60% in cash and 40% in HEI Common Stock. The LTIP goals are based on achieving financial criteria established by the Committee for a three-year period. A new three-year performance period starts each year.

        In February and March 2006, the Committee established the financial measures for the 2006-2008 cycle for the Named Executive Officers at HEI. Mr. Clarke, who has announced his retirement effective May 31, 2006 will not have the requisite service to participate in the 2006-2008 LTIP. There are two goals for Mr. Yeaman and Ms. Wong: (1) HEI return on average common equity (ROACE) goal (weighted 60%) based 50% on HECO's ROACE goal and 50% on ASB's ROACE goal and (2) HEI's total return to shareholders goal (weighted 40%).

        Mr. May has three LTIP goals: (1) HECO consolidated ROACE goal (weighted 40%), based on HECO's percentile position measured against a utility peer group of the EEI Index of Investor-Owned Electric Companies, (2) HECO consolidated net income goal (weighted 40%) and (3) HEI's total return to shareholders (weighted 20%). Ms. Lau also has three LTIP goals: (1) ASB's ROACE (weighted 40%) based on an internal budget measurement, (2) ASB's net income (weighted 40%), and (3) HEI's total return to shareholders (weighted 20%).

        The achievement of each of the goals for the Named Executive Officers is expressed in terms of minimum, target and maximum levels. The LTIP award levels for each of the Named Executive Officers are established by the Committee based on recommendations from the Committee's independent compensation consultant. The current minimum, target and maximum award level ranges differ for each of the Named Executive Officers and were based on a November 2005 competitive assessment undertaken by the Committee's independent compensation consultant which reviewed LTIP award level opportunities from a cross-section of all industries, including some of the electric companies included in the Shareholder Performance Graph.

        The prospective awards under the LTIP for each of the Named Executive Officers currently range from 30% to 65%, from 60% to 130%, and from 120% to 260%, for the minimum, target, and maximum awards, respectively, of the midpoint of the executive salary grade ranges projected to the end of the performance period, but in any event not in any individual case in excess of $2.5 million. Potential payouts if all goals are met at the target level are currently estimated as follows: Ms. Lau, $510,400; Mr. May, $463,200; Mr. Yeaman, $241,200, and Ms. Wong, $183,000.

        For the three-year cycle ending December 31, 2005, only Ms. Lau received an LTIP award between the target and maximum level for all three ASB goals of ROACE, net income, and fee income. Mr. Clarke, Mr. May, Mr. Yeaman and Ms. Wong received no payout on the ROACE or total shareholder return goals. Mr. May received no LTIP award for his third goal, consolidated utility ROACE as a percent of allowed return.

Stock Incentives

        The Committee may grant nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, and dividend equivalents under the 1987 Stock Option and Incentive Plan (SOIP) of Hawaiian Electric Industries, Inc. (as amended, restated and approved by the shareholders on April 20, 2004). Prior to 2004, nonqualified stock options with dividend equivalents were issued to the Named Executive Officers under the Plan. In 2004 and 2005, the Committee granted Stock Appreciation Rights (SARs) with SARs dividend equivalents to the Named Executive Officers.

        The number of SARs grants for each of the Named Executive Officers was based on a September 2003 competitive assessment undertaken by the Committee's independent compensation consultant. The assessment reviewed grants from a cross-section of all industries, including some of the electric companies included in the Shareholder Performance Graph. Based on this assessment, the consultant recommended a range of stock option grants for each of the Named Executive Officers. This range took into account the fact that a portion of the officer's long-term incentive opportunity is delivered through participation in the LTIP. In granting stock options or SARs, the Committee takes into consideration the amount and value of current options and SARs outstanding. The grants are intended to retain the officers, motivate them to improve long-term stock performance and to increase their ownership position in the Company over time. Stock options and SARs were granted at average fair market value which is based on the average of the daily high and low sales prices of HEI Common Stock on the New York Stock Exchange during the calendar month immediately preceding the date of grant. Stock options and SARs issued before 2005 vest in equal installments over a four-year period. The 2005 SARs award was granted with a four-year cliff vesting.

        In 2005, the Compensation Committee granted Mr. Clarke a SARs award of 150,000 shares of HEI Common Stock (reflecting the Company's 2004 stock split) plus SARs dividend equivalents, with an exercise price of $26.18 per share. The award was based on the compensation consultant's recommendation and the independent evaluation of an appropriate award level by the Committee. In this evaluation, the Committee took into account prior grants to Mr. Clarke and an overall subjective evaluation of his job performance. The other Named Executive Officers also received the following SARs awards of HEI Common Stock plus SARs dividend equivalents in 2005: Ms. Lau 50,000 shares; Mr. May 50,000 shares; Mr. Yeaman, 30,000 shares; and Ms. Wong 24,000 shares.

        In December 2005, to accommodate changes to the tax rules imposed by the new Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), the Company modified the provisions for paying dividend equivalents on shares underlying nonqualified stock options and SARs that were vested on December 31, 2004, and the Company similarly modified provisions for paying dividend equivalents on dividends declared after 2004. Before modification, dividend equivalents were paid when and to the extent that the employee exercised the nonqualified stock options/SARs. In order to comply with Section 409A, any vested dividend equivalent subject to the modification will be paid not later than 2 1/2 months after the year in which the underlying dividend equivalent is declared (without regard to whether the underlying nonqualified stock option/SAR is exercised). The amount of such dividend equivalent payment generally is reduced if, as of December 31 for the year the payment is made, the per share exercise price of the underlying nonqualified stock option/SAR exceeds the fair market value per share of the underlying common stock.

        As a result of this change for Section 409A, a total of 61,482 dividend equivalent shares were paid out to SOIP participants in February 2006 for the stock option grants of 2001-2003 and SARs grants of

2004 and 2005. The gross amount of 69,737 dividend equivalent shares subject to 409A was reduced by 8,255 shares because the exercise price of the SARs grants of 2004 and 2005 exceeded the value of the underlying common stock at December 31, 2005. The Named Executive Officers received the following dividend equivalent shares: Mr. Clarke 19,487 shares, Ms. Lau 9,049 shares; Mr. May 9,049 shares; Mr. Yeaman, 1,583 shares; and Ms. Wong -0- shares.

        In December 2002, the Company elected to adopt the fair value based method of accounting for its stock options, as prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," as amended. In January 2006 the company adopted SFAS No. 123 (Revised 2004).

Other Compensation Plans

        The Named Executive Officers participate in certain broad-based employee benefit plans and executive retirement and death benefits adopted by the Company. Other than the HEI Retirement Savings Plan (which qualifies under Section 401(k) of the Internal Revenue Code of 1986, as amended (IRC)), which offers the HEI Common Stock as one of the investment options, benefits under these other plans are not tied to Company performance.

        The Company provides additional retirement benefits which are discussed on pages 26 to 28 for the Named Executive Officers and certain other employees. To provide for the event of death during active employment, the Company also provides all the Named Executive Officers (except Ms. Lau) and certain other employees Flex plan credits to purchase $50,000 term life insurance plus an amount equal to two times the employee's salary on an after-tax basis at the date of death, paid by the Company to the employee's beneficiary. If the employee dies after retirement, this benefit is reduced to $20,000 term life insurance plus an amount equal to one times the employee's salary at retirement, also on an after-tax basis. For Ms. Lau, ASB provides Flex plan credits to purchase term life insurance equal to one and one-half times her salary at the date of death in the event of death during active employment. If Ms. Lau dies after retirement, the Company provides a payout to her beneficiary in an amount equal to one times her salary at the date of her retirement on an after-tax basis.

        Finally, the Committee reviewed the provisions of Section 162(m) of the IRC, relating to the $1 million deduction cap for executive salaries, and believes that no compensation for the five highest paid Named Executive Officers will be governed by this regulation except for Mr. Clarke and Ms. Lau. Compensation alternatives to comply with IRC Section 162(m) were approved by the shareholders at the 2003 Annual Meeting. The Committee will take Section 162(m) into account as one of the factors it considers in establishing executive compensation and will award deductible compensation to the extent consistent with its overall compensation policy. However, the Committee may determine to award compensation in excess of Section 162(m) deduction limits as it deems appropriate.

SUBMITTED BY THE
COMPENSATION COMMITTEE
OF THE HEI BOARD OF DIRECTORS

Bill D. Mills, Chair
Don E. Carroll
Victor H. Li
A. Maurice Myers
Diane J. Plotts

Shareholder Performance Graph

        The graph below compares the cumulative total shareholder return on HEI Common Stock against the cumulative total return of companies listed on Standard & Poor's ("S&P") 500 Stock Index and the EEI Peer Group (65 companies were included in the Peer Group in 2005). The companies comprising the EEI Peer Group serve over 90% of the customers of the investor-owned electric utility industry. The graph is based on the market price of common stock for all companies at December 31 each year and assumes that $100 was invested on December 31, 2000 in HEI Common Stock and the common stock of all companies and that dividends were reinvested for all companies.

Comparison of Five-Year Cumulative Total Return
Among Hawaiian Electric Industries, Inc.,
S&P 500 Index, and EEI Peer Group

2000-2005

Audit Committee Report

        The Audit Committee is responsible for providing independent, objective oversight of HEI's accounting functions and internal controls. It operates and acts under a written charter, which was adopted and approved by the Committee and the HEI Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix E and may also be viewed on the Company's website. The Board has determined that the four directors of the Audit Committee meet the independence and other qualification requirements of the New York Stock Exchange Listed Company Manual and applicable securities laws. Ms. Plotts, Dr. Daniel and Mr. Taniguchi have been determined by the Board of Directors to be the "audit committee financial experts" on the Audit Committee. In addition, the Committee has standby arrangements with its own independent legal counsel and accounting advisors.

        The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the Company's consolidated financial statements and reporting process, including the systems of internal control. The independent registered public accounting firm has the responsibility for the independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with U. S. generally accepted accounting principles.

        In connection with these responsibilities, the Audit Committee held five regular and three special meetings in 2005. In these meetings with management and KPMG LLP, HEI's independent registered public accounting firm, the Committee's review and discussion included the audited consolidated financial statements, audit plan, and quality/adequacy of internal controls. The Committee believes that management maintains effective systems of internal control that result in fairly presented consolidated financial statements. Discussions with KPMG LLP included the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards §380), which incorporates information regarding the scope and results of the audit.

Independent Registered Public Accounting Firm's Independence

        KPMG LLP provided the Committee with written disclosures and a letter regarding its independence from management as required by Independence Standards Board Standard No. I (Independence Discussions with Audit Committee). Based on its review of the disclosure statements and discussions with KPMG LLP, the Audit Committee satisfied itself as to the independence of the external auditor.

Auditors' Fees

        The following table sets forth the fees paid or payable to KPMG LLP relating to the audit of the 2005 consolidated financial statements and fees for other professional services billed in 2005 with comparative amounts for 2004:

	2005		2004
	Fees	%	Fees	%
Audit fees (principally consisted of fees associated with the audit of the consolidated financial statements and internal control over financial reporting (SOX 404), quarterly reviews, issuances of letters to underwriters, accounting consultations on matters reflected in the financial statements, statutory audits, review of registration statements, and issuance of consents)	2,171,000	96.0	$2,615,000	96.8
Audit-related fees (principally consisted of fees associated with the audit of the financial statements of certain employee benefit plans)	51,000	2.2	47,000	1.7
Tax fees (tax compliance services with respect to Federal and State taxes):
American Savings Bank	25,000	1.1	25,000	0.9
Other	15,000.7		15,000	0.6
All other fees (advisement on Sarbanes-Oxley Act of 2002).	0	0	0	0

	2,262,000	100.0	$2,702,000	100.0

        The Audit Committee approved and adopted preapproval policies and procedures for nonaudit services proposed to be performed by the Company's independent auditor. The policies and procedures were implemented in 2002. Departmental requests for nonaudit services are reviewed by senior management and, once approved, are forwarded to the Chair of the Audit Committee for preapproval. The Audit Committee is asked to ratify the Chair's preapproval at its next scheduled meeting. In addition, the Audit Committee reviewed the professional fees billed by KPMG LLP and determined that the provision of nonaudit services was compatible with the maintenance of the auditors' independence. In addition, the Audit Committee, pursuant to the terms of its charter, approves all audit services to be performed by the independent auditor.

        Based on its discussions with management and KPMG LLP and review of their representations, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in HEI's 2005 Annual Report on Form 10-K.

SUBMITTED BY THE
AUDIT COMMITTEE
OF THE HEI BOARD OF DIRECTORS

Diane J. Plotts, Chair
Shirley J. Daniel
Thomas B. Fargo
James K. Scott (effective March 7, 2006)
Barry K. Taniguchi

Indebtedness of Management

Did the Company or any subsidiary provide loans to directors or executive officers?

        American Savings Bank, F.S.B. ("ASB"), a subsidiary of the Company, offers preferential employee rate loans to its directors and executive officers, as allowed by the amended Federal Reserve Act.

        Six ASB directors listed below who are also directors of HEI, whose aggregate indebtedness to ASB exceeded $60,000 at any time during 2005, received preferential rate loans as shown below.

Name	Largest Loan Amount Outstanding During 2005	Loan Amount Outstanding on 1/31/06	Type of Transaction	Average Interest Rate Charged(1)
Robert F. Clarke	$871,824	$826,845	First Mortgage	3.000%
Shirley J. Daniel	1,500,000	1,489,122	First Mortgage	4.000%
Constance H. Lau	842,136	818,676	First Mortgage	2.625%
Constance H. Lau	42,328	39,150	Second Mortgage	3.125%
Constance H. Lau	1,760	640	Credit Card	12.00%
Victor H. Li	357,218	349,129	First Mortgage	3.000%
Victor H. Li	1,841	0	Preferred Credit Line	12.00%
Diane J. Plotts	458,227	445,612	First Mortgage	2.265%
Jeffrey N. Watanabe	573,353	555,169	First Mortgage	3.750%

(1)
The first mortgage rate is based on ASB's policy for employees and directors using a formula of .50% premium above the cost of funds or .50% premium above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater. The second mortgage rate uses the same formula with a premium of 1.0%. The interest rates for the employee Preferred Credit Line and credit card are set and reviewed annually by ASB's Management Committee, which is comprised of senior officers of the bank.

        The Board of Directors approved a recommendation of the Nominating and Corporate Governance Committee that effective June 30, 2006, new preferential rate loans not be extended to any nonemployee directors of ASB, including directors who are also directors of HEI.

        ASB made other loans, established lines of credit and issued credit cards to directors and executive officers of the Company, and to members of their immediate families. These loans and extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Transactions with Directors and Executive Officers

Did the Company enter into any transactions with directors or executive officers?

        Director Jeffrey Watanabe is a partner in the law firm of Watanabe Ing and Komeiji LLP which performed legal services for the Company and certain of its subsidiaries during 2005.

Other Information

How is the solicitation to be made and what is its cost?

        The Company pays all expenses of the proxy solicitation. Georgeson Shareholder Communications Inc. has been hired to assist in the distribution of proxy materials and solicitation of votes for $5,500 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their expenses to forward proxy and solicitation material to shareholders.

What is the deadline for submitting a proposal for next year's Annual Meeting?

        Shareholders who want to have a proposal included in the Proxy Statement and form of proxy for the 2007 Annual Meeting of Shareholders must notify the Secretary of the Company in writing. The proposal must be received by December 6, 2006.

How can business matters be brought before the Annual Meeting and how will they be voted?

        Shareholders who want to properly present business before the Annual Meeting must give notice to the Secretary of the Company no later than 60 days nor earlier than 90 days prior to the anniversary date of the preceding year's annual meeting. To be timely in the year 2007, notice must be received by the Secretary of the Company no later than March 3, 2007 nor earlier than February 1, 2007. The notice must be in writing and state the reason and brief description of the business, the name and address of the shareholder, number of shares of Common Stock owned by the shareholder, and any material interest of the shareholder in such business, and include a representation that the shareholder will present the business before the meeting in person or by proxy.

How can shareholders make recommendations for director nominees?

        You can recommend any person as a director of HEI to the Nominating and Corporate Governance Committee by writing to the Committee in care of the Secretary, Hawaiian Electric Industries, Inc., P. O. Box 730, Honolulu, Hawaii 96808-0730. Recommendations must be received by December 6, 2006 for consideration by the Committee for the 2007 Annual Meeting of Shareholders. The recommendation must include the nominee's qualifications to be a director of the Company and other relevant biographical information and confirmation of the nominee's consent to serve. In addition, a shareholder nominating any person for election to the board at the annual meeting must provide notice no later than March 3, 2007 nor earlier than February 1, 2007. The notice must be in writing and provide the information required to be disclosed in any filing made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. The nomination must be accompanied by a written confirmation of the nominee's consent to serve.

        If other business is properly brought before the Annual Meeting, or at any adjournment, the persons named on the enclosed proxy will vote your stock in accordance with their best judgment. The Company knows of no other business to be presented at the 2006 Annual Meeting.

        Please vote your proxy as soon as possible to make certain that your shares will be counted at the meeting.

Patricia U. Wong Vice President-Administration and Secretary

April 5, 2006

Hotel Street
Please be advised that parking in downtown Honolulu is very limited.
Bishop Square Parking
Alii Place
Parking entrance
Municipal Parking entrance
Parking exit
Pauahi Tower
Bishop Street
Alakea Street
American Savings Bank Tower 8th Floor
Meeting Site
Tamarind Park
South King Street

Appendix B

AMENDMENT TO ARTICLE FOURTH OF THE RESTATED ARTICLES OF
INCORPORATION OF HAWAIIAN ELECTRIC INDUSTRIES, INC.

Amendment to Increase the Authorized Shares of Common Stock

Article Fourth is amended so that the first paragraph thereof shall read in its entirety of the Restated Articles of Incorporation of the Corporation as follows:

        Fourth: The amount of the capital stock of the corporation shall be two hundred million (200,000,000) shares of Common Stock without par value and ten million (10,000,000) shares of Preferred Stock without par value.

B-1

Appendix C

HAWAIIAN ELECTRIC INDUSTRIES, INC.
1990 Nonemployee Director Stock Plan
As Amended and Restated: May 2, 2006

1.
Purposes of the Plan

        The purposes of this Hawaiian Electric Industries, Inc. 1990 Nonemployee Director Stock Plan are to provide participating directors with additional incentives to improve the Company's performance by increasing the level of stock owned by such nonemployee directors to reinforce the participating directors' role in enhancing shareholder value, and to provide an additional means of attracting and retaining such nonemployee directors through the issuance of Common Stock under the Plan as compensation to Nonemployee Directors. As amended and restated herein, this Plan incorporates all amendments effective on or before May 2, 2006, including provisions formerly memorialized in the Hawaiian Electric Industries, Inc. 1999 Nonemployee Company Director Stock Grant Plan, which is hereby superceded.

2.
Definitions

        When used herein, the following terms shall have the respective meanings set forth below:

(a)
"Annual Retainer" means the annual fee payable to all Nonemployee Company Directors and Nonemployee Participating Company Directors as provided in Section 6 below (exclusive of any expense reimbursements).

(b)
"Annual Meeting of Shareholders" means the annual meeting of shareholders of the Company, or any Participating Company, at which directors of the Company or the Participating Company, as the case may be, are elected.

(c)
"Board" means the Board of Directors of the Company.

(d)
"Committee" means the Nominating and Corporate Governance Committee of the Board or such other committee appointed from time to time by the Board to administer the Plan in accordance with Section 4(a) hereof.

(e)
"Common Stock" means the common stock, without par value, of the Company.

(f)
"Company" means Hawaiian Electric Industries, Inc., a Hawaii corporation, and any successor corporation.

(g)
"Employee" means any officer or employee of the Company or any of its direct or indirect subsidiaries or affiliates (whether or not such subsidiary or affiliate participates in the Plan).

(h)
"Nonemployee Company Director" means any person who is elected or appointed to the Board of Directors of the Company and who is not an employee.

(i)
"Nonemployee Participating Company Director" means any person who is elected or appointed to the Board of Directors of any one or more Participating Companies and who is not an Employee.

(j)
"Participating Company" means any direct or indirect subsidiary or affiliate of the Company whose participation in the Plan has been approved by the Board.

(k)
"Plan" means the Company's 1990 Nonemployee Director Stock Plan, as amended and restated as set forth herein, as it may be further amended from time to time.

(l)
"Stock Payment" means the grant of shares of Common Stock to Nonemployee Company Directors or Nonemployee Participating Company Directors for services rendered as a director of the Company or a Participating Company, as provided in Section 7 hereof.

3.
Shares of Common Stock Subject to the Plan

        Subject to adjustment as provided in Section 9 below, the maximum aggregate number of shares of Common Stock that may be issued under the Plan, when taken together with any shares ever granted under the provisions of the Hawaiian Electric Industries, Inc. 1999 Nonemployee Company Director Stock Grant Plan, is 300,000 shares. The Common Stock to be issued under the Plan will be made available from authorized but unissued shares of Common Stock, and the Company shall set aside and reserve for issuance under the Plan said number of shares.

4.
Administration of the Plan

(a)
The Plan will be administered by the Committee, which will consist of three or more Nonemployee Company Directors. Members of the Committee need not be members of the Board. The Company shall pay all costs of administration of the Plan.

(b)
Subject to the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Committee shall have full power and authority (i) to determine all questions of fact that may arise under the Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan, and (iii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Committee determines are necessary or appropriate to ensure that the Company, each Participating Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law, including securities laws and laws relating to the withholding of tax. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote at a meeting of the Committee (at which members may participate by telephone) or by the unanimous written consent of its members.

(c)
Neither the Company, nor any Participating Company, nor any representatives, employees or agents of the Company or any Participating Company, nor any member of the Board or the Committee or any designee thereof will be liable for any damages resulting from any action or determination made by the Board or the Committee with respect to the Plan or any transaction arising under the Plan or any omission in connection with the Plan in the absence of willful misconduct or gross negligence.

5.
Participation in the Plan

(a)
All Nonemployee Company Directors and Nonemployee Participating Company Directors shall participate in the applicable provisions of the Plan, subject to the conditions and limitations of the Plan, so long as they remain eligible to participate in the Plan.

(b)
Nonemployee Company Directors and Nonemployee Participating Company Directors shall be eligible for Annual Retainers pursuant to the terms of Section 6 of the Plan and for Stock Payments pursuant to the terms of Section 7 of the Plan.

6.
Determination of Nonemployee Directors' Annual Retainers

        The Committee shall meet annually to determine the Annual Retainer for all Nonemployee Directors, subject to approval by the Board. Unless there are material changes in the duties of a Nonemployee Company Director or a Nonemployee Participating Company Director during the course of any calendar year, the Annual Retainer shall not be determined more than once each calendar year. The Annual Retainer shall be paid to each Nonemployee Company Director and each Nonemployee Participating Company Director by the respective company for which the person serves as a director. The Annual Retainer shall be paid at such times and in such manner as may be determined by the Board or the Committee.

7.
Determination of Nonemployee Directors' Stock Payments

(a)
Each Nonemployee Company Director who serves in that capacity immediately following the date of the Annual Meeting of Shareholders of the Company shall receive, in addition to the Annual Retainer payable to such Nonemployee Company Director, a Stock Payment equal to one thousand four hundred (1,400) shares of Common Stock for serving as a Nonemployee Company Director (two thousand (2,000) shares in the case of the first Stock Payment to a Nonemployee Company Director pursuant to this sentence). Each Nonemployee Participating Company Director (who is not also a director of the Company) who serves in that capacity immediately following the date of the Annual Meeting of Stockholders of one or more Participating Companies shall receive, in addition to the Annual Retainer payable to such Nonemployee Participating Company Director, a Stock Payment equal to one thousand (1,000) shares of Common Stock for serving as a Nonemployee Participating Company Director. Each Director who during any calendar year becomes a Nonemployee Company Director or Nonemployee Participating Company Director for the first time, other than at the Annual Meeting of Shareholders (whether by election or appointment as a director of the Company or a Participating Company), shall receive, in addition to any Annual Retainer payable, a Stock Payment equal to two thousand (2,000) shares of Common Stock (in the case of the Company) or one thousand (1,000) shares of Common Stock (in the case of a Participating Company), for serving as a Nonemployee Company Director or Nonemployee Participating Company Director, as the case may be. Such Stock Payments shall be paid by the Company as soon as practicable following the date such director is first elected or appointed to the Board of Directors of the Company or the Board of Directors of a Participating Company, as the case may be.

(b)
No Nonemployee Company Director or Nonemployee Participating Company Director shall be required to forfeit or otherwise return to the Company any shares of Common Stock issued to him or her as a Stock Payment pursuant to the Plan notwithstanding any change in status of such director which renders him or her ineligible to continue as a participant in the Plan.

8.
Shareholder Rights

(a)
Nonemployee Company Directors and Nonemployee Participating Company Directors shall not be deemed for any purpose to be or have rights as shareholders of the Company with respect to any shares of Common Stock except as and when such shares are issued and then only from the date of issuance therefore. No adjustment shall be made for dividends or distributions or other rights for which the record date precedes the date of such issuance.

(b)
Subject to the provisions of Section 8(a) above, Nonemployee Company Directors and Nonemployee Participating Company Directors will have all rights of a shareholder with respect to

  Common Stock issued, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

9.
Adjustment for Changes in Capitalization

        If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination of shares, rights offering, distribution of assets or other distribution with respect to such shares of Common Stock or other securities or other change in the corporate structure or shares of Common Stock, the maximum number of shares and/or the kind of shares that may be issued under the Plan may be appropriately adjusted by the Committee. Any determination by the Committee as to any such adjustment will be final, binding, and conclusive. The maximum number of shares issuable under the Plan as a result of any such adjustment shall be rounded up to the nearest whole share.

10.
Continuation of Director or Other Status

        Nothing in the Plan or in any instrument executed pursuant to the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company or any other Participating Company, as the case may be, will retain a Nonemployee Company Director or Nonemployee Participating Company Director as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any director any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the right of the Company or a Participating Company to terminate a director in his or her capacity as a director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him or her as a participant under the Plan.

11.
Compliance with Government Regulations

        Neither the Plan nor the Company shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules, and regulations, by any regulatory agencies or by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to any issuance of shares of Common Stock and delivery of notice of share ownership evidencing such shares pursuant to the Plan, the Board or the Committee may require a Nonemployee Company Director or Nonemployee Participating Company Director to take any such action and to make any such covenants, agreements and representations as the Board or the Committee, as the case may be, in its discretion deems necessary or advisable to ensure compliance with such requirements. The Company shall in no event be obligated to register the shares of Common Stock issued or issuable under the Plan pursuant to the Securities Act of 1933, as now or hereafter amended, or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale or other transfer of such shares to comply with any such law, regulation or requirement. Nonemployee Company Directors and Nonemployee Participating Company Directors are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933, as amended (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if available, or any successor provisions.

12.
Nontransferability of Rights

        No Nonemployee Company Director or Nonemployee Participating Company Director shall have the right to assign the right to receive any Stock Payment or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such payment (prior to the issuance of notice of share ownership evidencing such Stock Payment) or any such right or interest.

13.
Amendment and Termination of Plan

(a)
The Board will have the power in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the shareholders of the Company:

            (i)  Change the class of persons eligible to receive Stock Payments under the Plan or otherwise modify the requirements as to eligibility for participation in the Plan; or

           (ii)  Increase the number of shares of Common Stock which may be issued under the Plan (except for adjustments as provided in Section 9 hereof).

(b)
No amendment, suspension or termination of the Plan will, without the consent of the Nonemployee Company Director or Nonemployee Participating Company Director, alter, terminate, impair, or adversely affect any right or obligations under any Stock Payment previously granted under the Plan to such Participant, unless such amendment, suspension or termination is required by applicable law.

(c)
Notwithstanding the foregoing, the Board may, without further action by the shareholders of the Company, amend the Plan or modify Stock Payments under the Plan (i) in response to changes in securities or other laws, or rules, regulations or regulatory interpretations thereof, applicable to the Plan, or (ii) to comply with stock exchange rules or requirements.

14.
Governing Law

        The laws of the State of Hawaii shall govern and control the interpretation and application of the terms of the Plan.

15.
Effective Date and Duration of the Plan

        The Plan, as amended and restated herein, will become effective as of May 2, 2006. Unless previously terminated by the Board, the Plan will terminate on April 27, 2010.

Appendix D

AMENDMENT TO ARTICLE SIXTH, SECTION (b) OF THE RESTATED
ARTICLES OF INCORPORATION OF HAWAIIAN ELECTRIC INDUSTRIES, INC.

Amendment to Modify Provisions Related to the Independent Registered Public Accounting Firm

Article Sixth of the Restated Articles of Incorporation of the Corporation is amended so that Section (b) thereof shall read in its entirety as follows:

  There shall be an audit committee of the board of directors which shall be responsible for the appointment, removal, compensation and oversight of the corporation's registered public accounting firm. The audit committee shall ask the stockholders of the corporation to ratify such appointment at the annual meeting of stockholders. An independent registered public accounting firm appointed by the audit committee shall serve until a successor is elected or such independent registered public accounting firm's earlier resignation or removal by the audit committee of the board of directors following a determination that it is in the best interest of the corporation and its stockholders that the independent registered public accounting firm be so removed. Upon such resignation or removal the audit committee of the board of directors shall appoint a new independent registered public accounting firm. An independent registered public accounting firm so appointed shall be recommended for ratification at the next annual or special meeting of the stockholders of the corporation, unless such independent registered public accounting firm shall earlier resign or be replaced.

x x x x x

The text of Section (b) of Article Sixth prior to the amendment is as follows:

  (b)    The stockholders of the corporation shall elect an auditor at the annual meeting of stockholders who shall not be an officer of the corporation and shall serve until a successor is elected. The auditor may be an individual, partnership or corporation. The initial auditor of the corporation to serve until the first annual meeting of stockholders shall be Peat, Marwick, Mitchell & Co.

D-1

Appendix E

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
HAWAIIAN ELECTRIC INDUSTRIES, INC.
ADOPTED SEPTEMBER 17, 2002
(AS AMENDED DECEMBER 13, 2005)

Purpose

        There shall be a committee of the board of directors (the "Board") of Hawaiian Electric Industries, Inc. ("HEI" or the "Company") to be known as the audit committee (the "Committee"). The Committee shall assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

  •
  Comply with all applicable laws and regulations and rules of the Securities and Exchange Commission ("SEC") and New York Stock Exchange ("NYSE") and Sarbanes Oxley Act of 2002 (the "Act").

  •
  Monitor the quality and integrity of the Company's financial statements, financial reporting process and systems of internal controls regarding risk management, finance, accounting, and legal and regulatory compliance.

  •
  Monitor the independence and qualifications of the Company's registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company's Annual Report on Form 10-K (referred to herein as the "independent auditors"); further, monitor the performance of the independent auditors and the Company's internal auditing function.

  •
  Provide an avenue of communication among the independent auditors, management, the Company's internal auditing function and the Board.

  •
  Issue the report pursuant to Item 306 of Regulation S-K of the SEC that is required to be included in the Company's annual proxy statement.

Membership

        The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, might interfere with their exercise of independent judgment as a committee member.

        The Committee will consist of a minimum of three members who shall be appointed annually by the Board. New members will be proposed by the nominating and corporate governance committee for approval and appointment by the Board. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Board. Each member of the Committee shall be qualified to serve thereon under the requirements of the NYSE and any additional requirements that the Board deems appropriate.

        A chairperson of the Committee shall be appointed by the Board. The Committee shall meet no less than four times a year. The chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

Responsibilities

        The Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to risk management, corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing it is the responsibility of the Committee to maintain free and open means of communication among the independent auditors, those responsible for the internal auditing function, management of the Company and the Board.

        In carrying out these responsibilities, the Committee will:

1.
Have sole authority (subject to shareholder ratification, if applicable) to retain and terminate the independent auditors who will audit the books of the Company and its subsidiaries (with the input, if the Committee so desires, of Company management and, as appropriate, management and boards of directors of the Company's subsidiaries). The independent auditors are ultimately accountable to the Committee.

2.
Have sole authority to approve the independent auditors' fee arrangements and other terms of service, and to approve all non-audit engagements of the independent auditors permitted by the Act, including the fees therefore and the terms of service (in each case, with the input, if the Committee so desires, of Company management and, as appropriate, management and boards of directors of the Company's subsidiaries). Approvals of all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit services will be made in advance of the provision of such services. The Committee may delegate the preapproval of audit and permitted non-audit services to one or more of its members, provided that such members shall report any such approvals to the full committee.

3.
At least annually, obtain and review a report by the independent auditors describing:

(a)
The independent auditors' internal quality-control procedures;

(b)
Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to address any such issues; and

(c)
All relationships between the independent auditors and the Company (in order to assess the independence of the independent auditors).

4.
Evaluate the qualifications, independence and performance of the Company's independent auditors and in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant. In making its evaluation, the Committee will consult with management. The Committee will present its conclusions with respect to the independent auditor to the full Board.

5.
Meet with the independent auditors, those responsible for the internal auditing function, and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, monitor such plan's progress and results during the year, and, at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

6.
Review with the independent auditors, those responsible for the internal auditing function, and Company management the adequacy and effectiveness of the risk, financial, accounting and internal controls of the Company as well as of the disclosure controls and procedures of the Company, and elicit any recommendations that they may have for the improvement of such internal and disclosure control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal controls to expose any payments, transactions or procedures which might be deemed illegal or otherwise improper and the adequacy of disclosure controls to identify on a timely basis material information that should be disclosed to current and prospective investors. Further, the Committee will periodically review the Company's Corporate Code of Conduct. The Committee will also periodically discuss the Company's major financial risk exposures and steps management has taken to monitor and control such exposures.

7.
Review periodically the Company's administrative, operational and auditing internal controls and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and the Company's Corporate Code of Conduct with the chief executive officer and chief financial officer and independent auditors.

8.
Regularly review the responsibilities, budget, staffing and performance of the internal audit function of the Company. The Company's Director of Enterprise Risk shall assist the Committee, at the Committee's direction, in the coordination with any outsourced internal audit services. Any third party provider that provides the Company's internal auditing function shall not also function as the Company's independent outside auditor. The Committee shall annually review and approve the internal audit plan and discuss any changes in the scope of the audit plan. The Committee shall review the results of the internal audit process with management and those responsible for the internal audit function, including significant findings, management's responses thereto, and the status of corrective actions or implementation of recommendations.

9.
Discuss with management, the Company's independent auditors, and, if appropriate, those responsible for the internal audit function, the following information which is required to be reported by the independent auditor:

a.
Major issues regarding the accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

b.
The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

10.
Receive and discuss periodic reports from the independent auditors, those responsible for the internal audit function, and management on significant accounting or financial reporting developments that may have a bearing on the Company in order to assess the impact on the Company.

11.
Receive and review (1) pension audits of the HEI Retirement Plan, American Savings Bank, F.S.B. Retirement Plan, Postretirement Welfare Benefits Plan for Employees of Hawaiian Electric Company, Inc. ("HECO") and Participating Employees and (2) HEI Retirement Savings ("HEIRS") (401-K) Plan audits.

12.
Meet to discuss the disclosures and quarterly financial statements contained in the quarterly reports of HEI and HECO on SEC Form 10-Q, including the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," with management and with the independent auditors to determine that the independent auditors concur with the disclosure and content of the financial statements presented to the shareholders. Any material changes in accounting principles or accounting for new significant items will be reviewed.

13.
Prior to the release of the annual report to shareholders and the reports of HEI and HECO on SEC Form 10-K, discuss disclosures and the financial statements to be contained therein, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," with management and with the independent auditors to determine that the independent auditors concur with the disclosure and content of the financial statements to be presented to the shareholders. Any material changes in accounting principles or accounting for significant new items will be reviewed.

14.
Meet to discuss periodically the Company's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance (if any) provided by the Company to analysts and rating agencies. This responsibility may be discharged generally (i.e., the Committee may discuss the types of information to be disclosed and the types of presentation to be made), and does not require that each earnings release or each provision of financial information and earnings guidance (if any) be discussed in advance.

15.
Meet separately, periodically, with management, those responsible for the internal auditing function, and with independent auditors.

16.
At all of its meetings make sufficient opportunity available for the independent auditors to meet with the members of the Committee without members of management present. The Committee must regularly review with the independent auditors any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management.

17.
Attempt to resolve all disagreements between the Company's independent auditors and management regarding financial reporting.

18.
With respect to the hiring by the Company of current or former employees of the Company's independent auditors or any third party responsible for the internal auditing function, it is the policy of the Company that the hiring of any such current or former employee of the independent auditors must be approved in advance by the Committee, and that no current or former employee of the independent auditor or third party responsible for the internal auditing function who, within one year prior to the initiation of the audit, participated in any capacity in the Company's audit shall be hired in a financial reporting oversight role, as defined in Rule 2-01 of Regulation S-X under the Securities and Exchange Act of 1934.

19.
Minutes of all meetings of the Committee shall be submitted to the Board of the Company for ratification. The Committee shall further report regularly to the full Board and will review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, the performance of those responsible for the internal auditing function, and other matters of importance to the full Board.

20.
Issue the report pursuant to Item 306 of Regulation S-K of the SEC that is required to be included in the Company's annual proxy statement addressing the Committee's review of the Company's financial statements, certain communications with management and with the independent auditors, the Committee's recommendation as to whether the financial statements should be included in the Company's annual report on Form 10-K.

21.
Review the Company's policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Company and members of management. The Committee shall consider the results of any review of these policies and procedures by the Company's independent auditors or those responsible for the internal auditing function. The Company's Director of Enterprise Risk shall coordinate the review of the CEO expense accounts with those responsible for the internal auditing function, who shall report their findings to the Chair of the Committee.

22.
At least annually, review the Company's Corporate Code of Conduct and the Company's program to monitor compliance with the Company's Corporate Code of Conduct, and meet periodically with HEI's Compliance Officer to discuss compliance with the Corporate Code of Conduct.

23.
Maintain procedures, as set forth in Annex A hereto, for the receipt, retention and treatment of complaints received by the Company regarding financial statement disclosures, accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

24.
Cause to be made an investigation into any appropriate matter brought to its attention within the scopes of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

25.
The Committee shall, on an annual basis, evaluate the scope of this Charter and the Committee's performance thereunder. The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company's or the Board's policies or procedures. The Committee shall address all matters that the Committee considers relevant to its performance.

26.
Obtain advice and assistance from outside legal, accounting or other advisors, as appropriate in the course of fulfilling its duties without the necessity of seeking Board approval, the cost of such advisors to be borne by the Company.

27.
Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

        In carrying out its responsibilities, the policies and procedures of the Committee should remain flexible in order that it can best react to changing conditions and assure the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

* * *

        While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

        Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under the applicable state and federal laws or the listing requirements of the NYSE which shall continue to set the legal standard for the conduct of the members of the Committee.

* * *

Annex A

Procedures for the Submission of Complaints or Concerns
Regarding Financial Statement Disclosures, Accounting,
Internal Accounting Controls or Auditing Matters

1.
Employees may submit any concerns or complaints regarding financial statement disclosures, accounting, internal accounting controls or auditing matters to their respective controller, chief financial officer, president, compliance officer or the Hawaiian Electric Company ("HECO") General Counsel, any of whom must promptly notify the HEI Compliance Officer designated in the Corporate Code of Conduct. The Company is committed to the policy that no one will be subject to retaliation because of a good faith report of a concern or complaint regarding financial statement disclosures, accounting, internal accounting controls or auditing matters or any suspected violation of Company policy or the law.

2.
Non-employees may communicate concerns and complaints regarding financial statement disclosures, accounting, internal accounting controls or auditing matters to HEI's Compliance Officer by regular mail at the following address: HEI Compliance Officer, P.O. Box 730, Honolulu, Hawaii 96808-0730.

3.
The Company shall forward to the Audit Committee of the Board of Directors any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

4.
Any employee of the Company may submit, on a confidential, anonymous basis if the employee so desires, any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters by setting forth such concerns in writing and forwarding them in a sealed envelope to the Chair of the Audit Committee, in care of the HEI Corporate Secretary, such envelope to be labeled with a legend such as: "To be opened by the Audit Committee only." If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate. Any such envelopes received by the HEI Corporate Secretary shall be forwarded promptly to the Chair of the Audit Committee. Upon receipt of any complaint or concern with respect to HECO or American Savings Bank, F.S.B. ("ASB"), the Chair of the Audit Committee shall promptly forward a copy of the complaint or concern to the chair of the audit committee of HECO or ASB, as appropriate. The Company will maintain the confidentiality of such reports to the extent reasonably possible.

5.
The Company informs employees of their obligation to report and the procedures by which to report concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters in the Corporate Code of Conduct, which is distributed to all employees and is available on the Company's Internet website, and in this Annex to the Charter, which is available on the Company's Internet website.

6.
At each of its meetings, including any special meeting called by the Chair of the Audit Committee following the receipt of any information pursuant to this Annex, the Audit Committee shall review and consider any such complaints or concerns that it has received and take any action that it deems appropriate in order to respond thereto, provided, however, that the Chair of the Audit Committee will consult with the chair of the audit committee of HECO or ASB, as appropriate, before any decision is made with respect to the handling of a complaint or concern involving either of those companies.

7.
The Audit Committee shall retain any such complaints or concerns for a period of no less than 7 years.

8.
This Annex A shall appear on the Company's website as part of this Charter.

YOUR VOTE IS IMPORTANT

        If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230, so that your shares may be represented at the Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

Please fold and detach card at perforation before mailing.

PROXY

HAWAIIAN ELECTRIC INDUSTRIES, INC.

        Said proxies are instructed to vote as indicated below. If no direction is indicated, said proxies will vote FOR all Nominees and FOR proposals 2, 3, 4 and 5. Said proxies are also authorized to vote in their discretion with respect to any other matters that may come before the meeting.

The Board of Directors recommends a vote FOR all of Nominees and FOR proposals 2, 3, 4 and 5.

1.	Election of Directors Class I Nominees: (1) Shirley J. Daniel (2) Constance H. Lau (3) A. Maurice Myers (4) James K. Scott
	☐	FOR all nominees listed above (except as marked to the contrary below)	☐	WITHHOLD authority to vote for all nominees listed above
To withhold authority to vote for any individual nominee, write that nominee's name or number on the line below.

		FOR	AGAINST	ABSTAIN
2.	Election of KPMG LLP as independent registered public accounting firm.	☐	☐	☐
3.	Approval to amend Article Fourth of the Restated Articles of Incorporation to increase the number of authorized common shares to 200,000,000.	☐	☐	☐
4.	Approval of the 1990 Nonemployee Director Stock Plan, as amended and restated.	☐	☐	☐
5.	Approval to amend Article Sixth of the Restated Articles of Incorporation to modify provisions related to the independent registered public accounting firm.	☐	☐	☐
☐	Please check this box if you consent to access future Annual Reports and Proxy Statements via the Internet.

PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE

VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions presented to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website http://www.cesvote.com and follow the simple instructions presented to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.
Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: http://www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week.

If you vote by telephone or Internet, please do not send your proxy by mail.

Please fold and detach card at perforation before mailing.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2006, AT 9:30 A.M., IN THE AMERICAN SAVINGS BANK TOWER, 8TH FLOOR, ROOM 805, 1001 BISHOP STREET, HONOLULU, HAWAII 96813.

The undersigned hereby constitutes and appoints Bill D. Mills, Diane J. Plotts and Jeffrey N. Watanabe and each of them the proxy of the undersigned, with full power of substitution, to vote all the Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 2, 2006, or at any adjournment thereof.

Date:	, 2006.

Signature(s)
Signature(s)

(Please sign your name exactly as it appears on this proxy. Joint owners should each sign personally. Attorney, Executor, Administrator, Trustee or Guardian, should indicate full title. If address is incorrect, please give us the correct one.)

QuickLinks

NOTICE OF ANNUAL MEETING
TABLE OF CONTENTS
Proxy Statement
SUMMARY COMPENSATION TABLE
STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR
AGGREGATED SAR/OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END SAR/OPTION VALUES
LONG-TERM INCENTIVE PLAN — AWARDS IN LAST FISCAL YEAR
PENSION PLAN TABLE
Compensation Committee Report on Executive Compensation
Comparison of Five-Year Cumulative Total Return Among Hawaiian Electric Industries, Inc., S&P 500 Index, and EEI Peer Group
AMENDMENT TO ARTICLE FOURTH OF THE RESTATED ARTICLES OF INCORPORATION OF HAWAIIAN ELECTRIC INDUSTRIES, INC.
HAWAIIAN ELECTRIC INDUSTRIES, INC. 1990 Nonemployee Director Stock Plan As Amended and Restated: May 2, 2006
AMENDMENT TO ARTICLE SIXTH, SECTION (b) OF THE RESTATED ARTICLES OF INCORPORATION OF HAWAIIAN ELECTRIC INDUSTRIES, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF HAWAIIAN ELECTRIC INDUSTRIES, INC. ADOPTED SEPTEMBER 17, 2002 (AS AMENDED DECEMBER 13, 2005)
Annex A
Procedures for the Submission of Complaints or Concerns Regarding Financial Statement Disclosures, Accounting, Internal Accounting Controls or Auditing Matters
HAWAIIAN ELECTRIC INDUSTRIES, INC.